                                                            Exhibit 10.7

                                 LEASE AGREEMENT

                                 by and between



                            DELAWARE FRAME (TX), LP,
                         a Delaware limited partnership

                                   as LANDLORD

                                       and

                             ATRIUM COMPANIES, INC.,
                             a Delaware corporation,

                                    as TENANT



                  Premises:  9001 Ambassador Row, Dallas, Texas
                             6202 Industrial Drive, Greenville, Texas
                             1001 Ed Rutherford Road, Greenville, Texas



                         Dated as of: November 18, 1999











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                                TABLE OF CONTENTS

                                                                            PAGE

Parties......................................................................1

1.  Demise of Premises.......................................................1

2.  Certain Definitions......................................................1

3.  Title and Condition......................................................8

4.  Use of Leased Premises; Quiet Enjoyment..................................9

5.  Term.....................................................................9

6.  Basic Rent..............................................................10

7.  Additional Rent.........................................................10

8.  Net Lease; Non-Terminability............................................11

9.  Payment of Impositions..................................................12

10.  Compliance with Laws and Easement Agreements; Environmental Matters....13

11.  Liens; Recording.......................................................14

12.  Maintenance and Repair.................................................15

13.  Alterations and Improvements...........................................15

14.  Permitted Contests.....................................................16

15.  Indemnification........................................................17

16.  Insurance..............................................................18

17.  Casualty and Condemnation..............................................21

18.  Termination Events.....................................................22

19.  Restoration............................................................23

20.  Procedures Upon Purchase...............................................24

21.  Assignment and Subletting; Prohibition against Leasehold Financing.....25

22.  Events of Default......................................................27

23.  Remedies and Damages Upon Default......................................29

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24.  Notices................................................................32

25.  Estoppel Certificate...................................................32

26.  Surrender..............................................................32

27.  No Merger of Title.....................................................33

28.  Books and Records......................................................33

29.  Determination of Value.................................................34

30.  Non-Recourse...........................................................36

31.  Financing..............................................................36

32.  Subordination, Non-Disturbance and Attornment..........................36

33.  Financial Covenants....................................................36

34.  Bifurcation of Lease...................................................37

35.  Tax Treatment; Reporting...............................................37

36.  Option to Purchase.....................................................38

37.  Security Deposit.......................................................38

38.  Excess Land............................................................40

39.  Miscellaneous..........................................................40


EXHIBITS

     Exhibit "A" - Premises
     Exhibit "B" - Machinery and Equipment
     Exhibit "C" - Permitted Encumbrances
     Exhibit "D" - Basic Rent Payments
     Exhibit "E" - Acquisition Cost
     Exhibit "F" - Percentage Allocation of Basic Rent
     Exhibit "G" - Guarantors
     Exhibit "H" - Tenant Post-Closing Environmental Obligations
     Exhibit "I" - Post-Closing Repair Obligations


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

      LEASE AGREEMENT, made as of this 18th day of November, 1999, between DELAWARE FRAME (TX), LP, a Delaware limited partnership ("LANDLORD"), with an address c/o W.P. Carey & Co., Inc., 50 Rockefeller Plaza, 2nd Floor, New York, New York 10020, and ATRIUM COMPANIES, a Delaware corporation ("Tenant"), with an address at 1341 West Mockingbird Lane, Suite 1200 West, Dallas, Texas 75247.



            In consideration of the rents and provisions herein stipulated to be paid and performed, Landlord and Tenant hereby covenant and agree as follows:

            1. DEMISE OF PREMISES. Landlord hereby demises and lets to Tenant, and Tenant hereby takes and leases from Landlord, for the term and upon the provisions hereinafter specified, the following described property (hereinafter referred to collectively as the "LEASED PREMISES" and individually as the "Dallas Premises" "Industrial Premises" and "Rutherford Premises" each of which premises is more particularly described in the applicable description in EXHIBIT "A" attached hereto and made a part hereof and shall include the portions of items (a), (b) and (c) of this Paragraph 1 located thereon or therein and appertaining thereto): (a) the premises described in EXHIBIT "A" hereto, together with the Appurtenances (collectively, the "LAND"); (b) the buildings, structures and other improvements now or hereafter constructed on the Land (collectively, the "IMPROVEMENTS"); and (c) the fixtures, machinery, equipment and other property described in EXHIBIT "B" hereto (collectively, the "EQUIPMENT").

            2.    CERTAIN DEFINITIONS.

                  "Acquisition Cost" of each of the Related Premises shall mean the amount set forth opposite such premises on EXHIBIT "E" hereto.

                  "Additional Rent" shall mean Additional Rent as defined in Paragraph 7.

                  "Adjoining Property" shall mean all sidewalks, driveways, curbs, gores and vault spaces adjoining any of the Leased Premises.

                  "Affected Premises" shall mean the Affected Premises as defined in Paragraph 18.

                  "Alterations" shall mean all changes, additions, improvements or repairs to, all alterations, reconstructions, renewals, replacements or removals of and all substitutions or replacements for any of the Improvements or Equipment, both interior and exterior, structural and non-structural, ordinary and extraordinary.

                  "Appurtenances" shall mean all tenements, hereditaments, easements, rights-of-way, rights, privileges in and to the Land, including (a) easements over other lands granted by any Easement Agreement and (b) any streets, ways, alleys, vaults, gores or strips of land adjoining the Land.

                  "Assignment" shall mean any assignment of rents and leases from Landlord to a Lender which (a) encumbers any of the Leased Premises and (b) secures Landlord's obligation to repay a Loan, as the same may be amended, supplemented or modified from time to time.

                  "Basic Rent" shall mean Basic Rent as defined in Paragraph 6.

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                  "Basic Rent Payment Dates" shall mean the Basic Rent Payment
Dates as defined in Paragraph 6.

                  "Casualty" shall mean any injury to or death of any person or any loss of or damage to any property (including the Leased Premises) included within or related to the Leased Premises or arising from the Adjoining Property.

                  "Commencement Date" shall mean Commencement Date as defined in Paragraph 5.

                  "Condemnation" shall mean a Taking and/or a Requisition.

                  "Condemnation Notice" shall mean notice or knowledge of the institution of or intention to institute any proceeding for Condemnation.

                  "Consolidated Net Worth" shall mean, at any date, the net worth of Tenant and its Subsidiaries on a consolidated basis, determined in accordance with GAAP.

                  "Costs" of a Person or associated with a specified transaction shall mean all reasonable costs and expenses incurred by such Person or associated with such transaction, including without limitation, reasonable attorneys' fees and expenses, court costs, brokerage fees, escrow fees, title insurance premiums, mortgage commitment fees, mortgage points, recording fees and transfer taxes, as the circumstances require.

                  "Covenants" shall mean the covenants set forth in Paragraph
33.

                  "CPI" shall mean CPI as defined in EXHIBIT "D" hereto.

                  "Default Termination Amount" shall mean the Default Termination Amount as defined in Paragraph 23(a)(iii).

                  "Easement Agreement" shall mean any conditions, covenants, restrictions, easements, declarations, licenses and other agreements listed as Permitted Encumbrances or as may hereafter be approved in writing by Tenant.

                  "Environmental Law" shall mean (i) whenever enacted or promulgated, any applicable federal, state, foreign and local law, statute, ordinance, rule, regulation, license, permit, authorization, approval, consent, court order, judgment, decree, injunction, code, requirement or agreement with any governmental entity, (x) relating to pollution (or the cleanup thereof), or the protection of air, water vapor, surface water, groundwater, drinking water supply, land (including land surface or subsurface), plant, aquatic and animal life or (y) concerning exposure to, or the use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, handling, labeling, production, disposal or remediation of any Hazardous Substance, in each case as amended and as now or hereafter in effect, and (ii) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations or injuries or damages due to or threatened as a result of the presence of, exposure to, or ingestion of, any Hazardous Substance. The term Environmental Law includes, without limitation, the federal Comprehensive Environmental Response Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the federal Water Pollution Control Act, the federal Clean Air Act, the federal Clean Water Act, the federal Resources Conservation and Recovery Act of 1976 (including the Hazardous and


                                      -2-
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Solid Waste Amendments to RCRA), the federal Solid Waste Disposal Act, the federal Toxic Substance Control Act, the federal Insecticide, Fungicide and Rodenticide Act, the federal Occupational Safety and Health Act of 1970, the federal National Environmental Policy Act and the federal Hazardous Materials Transportation Act, each as amended and as now or hereafter in effect and any similar state or local Law.

                  "Environmental Violation" shall mean (a) any direct or indirect discharge, disposal, spillage, emission, escape, pumping, pouring, injection, leaching, release, seepage, filtration or transporting of any Hazardous Substance at, upon, under, onto or within the Leased Premises, or from the Leased Premises to the environment, in violation of any Environmental Law or in excess of any reportable quantity established under any Environmental Law or which could result in any liability to Landlord, Tenant or Lender, any Federal, state or local government or any other Person for the costs of any removal or remedial action or natural resources damage, (b) any deposit, storage, dumping, placement or use of any Hazardous Substance at, upon, under or within the Leased Premises or which extends to any Adjoining Property in violation of any Environmental Law or in excess of any reportable quantity established under any Environmental Law or which could result in any liability to any Federal, state or local government or to any other Person for the costs of any removal or remedial action or natural resources damage, (c) the abandonment or discarding of any barrels, containers or other receptacles containing any Hazardous Substances in violation of any Environmental Laws, (d) any activity, occurrence or condition which could result in any liability, cost or expense to Landlord or Lender or any other owner or occupier of the Leased Premises, or which could result in a creation of a lien on any Related Premises under any Environmental Law or (e) any violation of or noncompliance with any Environmental Law.

                  "Equipment" shall mean the Equipment as defined in Paragraph
1.

                  "Event of Default" shall mean an Event of Default as defined in Paragraph 22(a).

                  "Excess Land" shall mean Excess Land as defined in Paragraph
38.

                  "Fair Market Value" of either the Leased Premises or any Related Premises, as the case may be, and the context may require, shall mean the higher of (a) the fair market value of the Leased Premises or any Related Premises, as the case may be, as of the Relevant Date as if unaffected and unencumbered by this Lease or (b) the fair market value of the Leased Premises or Related Premises, as the case may be, as of the Relevant Date as affected and encumbered by this Lease and assuming that the Term has been extended for all extension periods provided for herein. For all purposes of this Lease, Fair Market Value shall be determined in accordance with the procedure specified in Paragraph 29.

                  "Fair Market Value Date" shall mean the date when the Fair Market Value is determined in accordance with Paragraph 29.

                  "Federal Funds" shall mean federal or other immediately available funds which at the time of payment are legal tender for the payment of public and private debts in the United States of America.

                  "First Option" shall mean First Option as defined in Paragraph 36.

                  "GAAP" shall mean generally accepted accounting principles as in effect from time to time in the United States of America, applied on a consistent basis.


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                  "Guarantors" shall mean, jointly and severally, those Persons listed on EXHIBIT "E".

                  "Guaranty" shall mean the Guaranty and Suretyship Agreement dated as of the date hereof from Guarantor to Landlord guaranteeing the payment and performance by Tenant of all of Tenant's obligations under the Lease.

                  "Hazardous Substance" means (i) any substance, material, product, petroleum, petroleum product, derivative, compound or mixture, mineral (including asbestos), chemical, gas, medical waste, or other pollutant, by-product of any process, that is toxic, harmful or hazardous or acutely hazardous to the environment or public health or safety or (ii) any substance regulated under any Environmental Law or which may form the basis for any Environmental Violation, whether or not defined as hazardous as such under any Environmental Law. Hazardous Substances include, without limitation, any toxic or hazardous waste, pollutant, contaminant, industrial waste, petroleum or petroleum-derived substances or waste, radon, radioactive materials, asbestos, asbestos containing materials, urea formaldehyde foam insulation, lead, polychlorinated biphenyls.

                  "Impositions" shall mean the Impositions as defined in Paragraph 9(a).

                  "Improvements" shall mean the Improvements as defined in Paragraph 1.

                  "Indemnitee" shall mean an Indemnitee as defined in Paragraph 15.

                  "Insurance Requirements" shall mean the requirements of all insurance policies maintained in accordance with this Lease.

                  "Land" shall mean the Land as defined in Paragraph 1.

                  "Law" shall mean any constitution, statute, rule of law, code, ordinance, order, judgment, decree, injunction, rule, regulation, policy, requirement or administrative or judicial determination, even if unforeseen or extraordinary, of every duly constituted governmental authority, court or agency, now or hereafter enacted or in effect.

                  "Lease" shall mean this Lease Agreement.

                  "Lease Year" shall mean, with respect to the first Lease Year, the period commencing on the Commencement Date and ending at midnight on the last day of the twelfth (12th) consecutive calendar month following the month in which the Commencement Date occurred, and each succeeding twelve (12) month period during the Term.

                  "Leased Premises" shall mean the Leased Premises as defined in Paragraph 1.

                  "Legal Requirements" shall mean the requirements of all present and future Laws (including but not limited to Environmental Laws and Laws related to accessibility to, usability by, and discrimination against, disabled individuals) and all covenants, restrictions and conditions now or hereafter of record which may be applicable to Tenant or to any of the Leased Premises or Related Premises, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or restoration of any of the Leased Premises or Related Premises, even if compliance therewith necessitates structural changes or improvements or


                                      -4-
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results in interference with the use or enjoyment of any of the Leased Premises or Related Premises.

                  "Lender" shall mean any person or entity (and their respective successors and assigns) which may, after the date hereof, make a Loan to Landlord or is the holder of any Note.

                  "Loan" shall mean any loan made by one or more Lenders to Landlord, which loan is secured by a Mortgage and an Assignment and evidenced by a Note.

                  "Major Alteration Cost" shall mean $500,000, increased annually as of the first day of each second Lease Year by an amount determined by multiplying the Major Alteration Cost then in effect by the percentage increase in the CPI over such two year period capped at 5% and adding the product of such multiplication to the Major Alteration Cost then in effect.

                  "Monetary Obligations" shall mean Rent and all other sums payable by Tenant under this Lease to Landlord, to any third party on behalf of Landlord or to any Indemnitee or as otherwise required under this Lease.

                  "Mortgage" shall mean any mortgage or deed of trust from Landlord to a Lender which (a) encumbers any of the Leased Premises and (b) secures Landlord's obligation to repay a Loan, as the same may be amended, supplemented or modified.

                  "Net Award" shall mean (a) the entire award payable to Landlord or Lender by reason of a Condemnation whether pursuant to a judgment or by agreement or otherwise, or (b) the entire proceeds of any insurance required under clauses (i), (ii) (to the extent payable to Landlord or Lender), (iv), (v) or (vi) of Paragraph 16(a), as the case may be, less any expenses incurred by Landlord and Lender in collecting such award or proceeds.

                  "Note" shall mean any promissory note evidencing Landlord's obligation to repay a Loan, as the same may be amended, supplemented or modified.

                  "Option Exercise Notice" shall mean Option Exercise Notice as defined in Paragraph 36.

                  "Partial Casualty" shall mean any Casualty which does not constitute a Termination Event.

                  "Partial Condemnation" shall mean any Condemnation which does not constitute a Termination Event.

                  "Permitted Encumbrances" shall mean those covenants, restrictions, reservations, liens, conditions and easements and other encumbrances, other than any Mortgage or Assignment, listed on EXHIBIT "C" hereto (but such listing shall not be deemed to revive any such encumbrances that have expired or terminated or are otherwise invalid or unenforceable).

                  "Person" shall mean an individual, partnership, association, corporation or other entity.

                  "Prepayment Premium" shall mean any payment (other than a payment of principal and/or interest which Landlord is required to make under a Note or a Mortgage) by reason of any prepayment by Landlord of any principal due under a Note or Mortgage, and which may be (in lieu of such prepayment premium or prepayment penalty) a (i) "make whole" or yield maintenance clause requiring a prepayment premium or (ii) a defeasance payment (such defeasance payment to be an amount equal to the positive difference between (a) the total amount required to defease a Loan and (b) the outstanding principal balance of the Loan as of the date of such defeasance, in the case of either (i) or (ii) in an amount sufficient to compensate the Lender for the loss of the benefit of the Loan due to prepayment.

                  "Present Value" of any amount shall mean such amount discounted by a rate per annum which is the lower of (a) the Prime Rate at the time such present value is determined or (b) seven percent (7%) per annum.

                  "Prime Rate" shall mean the interest rate per annum as published, from time to time, in THE WALL STREET JOURNAL as the "Prime Rate" in its column entitled "Money Rate". The Prime Rate may not be the lowest rate of interest charged by any "large U.S. money center commercial banks" and Landlord makes no representations or warranties to that effect. In the event THE WALL STREET JOURNAL ceases publication or ceases to publish the "Prime Rate" as described above, the Prime Rate shall be the average per annum discount rate (the "DISCOUNT RATE") on ninety-one (91) day bills ("TREASURY BILLS") issued from time to time by the United States Treasury at its most recent auction, plus three hundred (300) basis points. If no such 91-day Treasury Bills are then being issued, the Discount Rate shall be the discount rate on Treasury Bills then being issued for the period of time closest to ninety-one (91) days.

                  "Purchase Price" shall mean (a) with respect to the First Option, the greater of (i) Acquisition Cost of the Leased Premises and the applicable Prepayment Premium which Landlord will be required to pay in prepaying any Loan with proceeds of the Purchase Price and (ii) Fair Market Value and (b) with respect to the Second Option, the greater of (x) Acquisition Cost of the Leased Premises and (y) Fair Market Value.

                  "Related Premises" shall mean any one of the Dallas Premises, Industrial Premises, Rutherford Premises.

                  "Relevant Amount" shall mean the Termination Amount, the Default Termination Amount or the Purchase Price, as the case may be.

                  "Relevant Date" shall mean (a) the date immediately prior to the date on which the applicable Condemnation Notice is received, in the event of a Termination Notice under Paragraph 18 which is occasioned by a Taking, (b) the date immediately prior to the date on which the applicable Casualty occurs, in the event of a Termination Notice under Paragraph 18 which is occasioned by a Casualty, (c) the date when Fair Market Value is redetermined, in the event of a redetermination of Fair Market Value pursuant to Paragraph 20(c), (d) the date immediately prior to the Event of Default giving rise to the need to determine Fair Market Value in the event Landlord provides Tenant with notice of its intention to require Tenant to make a termination offer under Paragraph 23(a)(iii), or (e) the date on which Landlord receives an Option Exercise Notice.

                  "Remaining Premises" shall mean the Related Premises which are not Affected Premises under Paragraph 18.

                  "Renewal Term" shall mean Renewal Term as defined in Paragraph 5.

                  "Rent" shall mean, collectively, Basic Rent and Additional
Rent.


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

                  "Requisition" shall mean any temporary requisition or confiscation of the use or occupancy of any of the Leased Premises by any governmental authority, civil or military, whether pursuant to an agreement with such governmental authority in settlement of or under threat of any such requisition or confiscation, or otherwise.

                  "S & P" shall mean Standard & Poor's Corporation.

                  "Second Option" shall mean Second Option as defined in Paragraph 36.

                  "Site Assessment" shall mean a Site Assessment as defined in Paragraph 10(c).

                  "State" shall mean the State of Texas.

                  "Subsidiary(ies)" of any Person means a corporation or majority of the Voting Stock of which is at the time owned, or the management of which is otherwise controlled, directly or indirectly, through one or intermediaries, or both, but such Person.

                  "Surviving Obligations" shall mean any obligations of Tenant under this Lease, actual or contingent, which arise on or prior to the expiration or prior termination of this Lease or which survive such expiration or termination by their own terms.

                  "Taking" shall mean (a) any taking or damaging of all or a portion of any of the Leased Premises (i) in or by condemnation or other eminent domain proceedings pursuant to any Law, general or special, or (ii) by reason of any agreement with any condemnor in settlement of or under threat of any such condemnation or other eminent domain proceeding, or (iii) by any other means, or
(b) any de facto condemnation. The Taking shall be considered to have taken place as of the later of the date actual physical possession is taken by the condemnor, or the date on which the right to compensation and damages accrues under the law applicable to the Related Premises.

                  "Term" shall mean the Term as defined in Paragraph 5, including any exercised Renewal Term.

                  "Termination Amount" shall mean the greater of (a) the sum of the Fair Market Value and the applicable Prepayment Premium which Landlord will be required to pay in prepaying any Loan with proceeds of the Termination Amount or (b) the sum of the Acquisition Cost and the applicable Prepayment Premium which Landlord will be required to pay in prepaying any Loan with proceeds of the Termination Amount.

                  "Termination Date" shall mean the Termination Date as defined in Paragraph 18.

                  "Termination Event" shall mean a Termination Event as defined in Paragraph 18.

                  "Termination Notice" shall mean Termination Notice as defined in Paragraph 18(a).

                  "Third Party Purchaser" shall mean the Third Party Purchaser as defined in Paragraph 21(f).


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

                  "Voting Stock" means shares of stock of a corporation having ordinary voting power to elect the board of directors or other managers of such corporation.

            3.    TITLE AND CONDITION.

                  (a) The Leased Premises are demised and let subject to (i) the Mortgage and Assignment presently in effect, (ii) the rights of any Persons in possession of the Leased Premises, (iii) the existing state of title of any of the Leased Premises, including any Permitted Encumbrances, (iv) any state of facts which an accurate survey or physical inspection of the Leased Premises might show, (v) all Legal Requirements, including any existing violation of any thereof, and (vi) the condition of the Leased Premises as of the commencement of the Term, without representation or warranty by Landlord.

                  (b) Tenant acknowledges that the Leased Premises are in good condition and repair at the inception of this Lease. LANDLORD LEASES AND WILL LEASE AND TENANT TAKES AND WILL TAKE THE LEASED PREMISES AS IS. TENANT ACKNOWLEDGES THAT LANDLORD (WHETHER ACTING AS LANDLORD HEREUNDER OR IN ANY OTHER CAPACITY) HAS NOT MADE AND WILL NOT MAKE, NOR SHALL LANDLORD BE DEEMED TO HAVE MADE, ANY WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE LEASED PREMISES, INCLUDING ANY WARRANTY OR REPRESENTATION AS TO (i) ITS FITNESS, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE, (ii) THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, (iii) THE EXISTENCE OF ANY DEFECT, LATENT OR PATENT, (iv) LANDLORD'S TITLE THERETO, (v) VALUE, (vi) COMPLIANCE WITH SPECIFICATIONS, (vii) LOCATION, (viii) USE, (ix) CONDITION, (x) MERCHANTABILITY,
(xi) QUALITY, (xii) DESCRIPTION, (xiii) DURABILITY (xiv) OPERATION, (xv) THE EXISTENCE OF ANY HAZARDOUS SUBSTANCE, HAZARDOUS CONDITION OR HAZARDOUS ACTIVITY OR (xvi) COMPLIANCE OF THE LEASED PREMISES WITH ANY LAW OR LEGAL REQUIREMENT; AND ALL RISKS INCIDENT THERETO ARE TO BE BORNE BY TENANT. TENANT ACKNOWLEDGES IT WAS THE OWNER AND OCCUPANT OF THE LEASED PREMISES AND IS FULLY FAMILIAR WITH THE LEASED PREMISES AND THAT THE LEASED PREMISES ARE SATISFACTORY TO IT. IN THE EVENT OF ANY DEFECT OR DEFICIENCY IN ANY OF THE LEASED PREMISES OF ANY NATURE, WHETHER LATENT OR PATENT, LANDLORD SHALL NOT HAVE ANY RESPONSIBILITY OR LIABILITY WITH RESPECT THERETO OR FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING STRICT LIABILITY IN TORT). THE PROVISIONS OF THIS PARAGRAPH 3(b) HAVE BEEN NEGOTIATED, AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY WARRANTIES BY LANDLORD, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE LEASED PREMISES, ARISING PURSUANT TO THE UNIFORM COMMERCIAL CODE OR ANY OTHER LAW NOW OR HEREAFTER IN EFFECT OR ARISING OTHERWISE.

                  (c) Tenant acknowledges that (i) except, as provided in Paragraph 36 hereof with respect to an option to purchase the Leased Premises, Tenant has only the leasehold right of possession and use of the Leased Premises as provided herein, (ii) this Lease is a single Lease for multiple properties and shall not be terminable with respect to less than all of the Leased Premises or severable with respect to any one or more Related Premises except as specifically provided herein, (iii) the Improvements conform to all material Legal Requirements and all Insurance Requirements, (iv) to the best of its knowledge all easements necessary or appropriate for the use or operation of the Leased Premises have been obtained, (v) to the best of its knowledge all contractors and subcontractors who have performed work on or supplied materials to the Leased Premises have been fully paid to date, and all materials and supplies have been fully paid for, (vi) the Improvements have been fully completed in all material respects in a workmanlike manner of first class quality, and (vii) to the best of its knowledge all Equipment necessary or appropriate for the use or operation of the Leased Premises has been installed and is presently fully operative in all material respects.

                  (d) Landlord hereby assigns to Tenant, without recourse or warranty whatsoever, all assignable warranties, guaranties, indemnities and similar rights (collectively "WARRANTIES") which Landlord may have against any manufacturer, seller, engineer, contractor or builder in respect of any of the Leased Premises. Such assignment shall remain in effect until the expiration or earlier termination of this Lease (unless Tenant or its affiliate or designee acquires the Leased Premises, in which instance such assignment shall become permanent and irrevocable), whereupon such assignment shall cease and all of said Warranties, guaranties, indemnities and other rights shall automatically revert to Landlord. Tenant shall enforce all Warranties in accordance with their respective terms.

            4.    USE OF LEASED PREMISES; QUIET ENJOYMENT.

                  (a) Tenant may occupy and use the Leased Premises for office and manufacturing facilities and for no other purpose without the prior written consent of Landlord which shall not be unreasonably withheld or delayed. Tenant shall not use or occupy or permit any of the Leased Premises to be used or occupied, nor do or permit anything to be done in or on any of the Leased Premises, in a manner which would (i) violate any Law, Environmental Law or Legal Requirement, (ii) make void or voidable or cause any insurer to cancel any insurance required by this Lease, or make it impossible to obtain any such insurance, (iii) make void or voidable, cancel or cause to be cancelled or release any warranty, guaranty or indemnity, (iv) cause structural injury to any of the Improvements or (v) constitute a public or private nuisance or physical waste.

                  (b) Subject to the provisions hereof, so long as no Event of Default has occurred and is continuing, Tenant shall quietly hold, occupy and enjoy the Leased Premises throughout the Term, without any hindrance, ejection or molestation by Landlord with respect to matters that arise after the date hereof, provided that Landlord or its agents may enter upon and examine any of the Leased Premises at such reasonable times as Landlord may select and upon reasonable notice to Tenant (except in the case of any emergency, in which event no notice shall be required) for the purpose of inspecting the Leased Premises, verifying compliance or non-compliance by Tenant with its obligations hereunder and the existence or non-existence of an Event of Default or event which with the passage of time and/or notice would constitute an Event of Default, showing the Leased Premises to prospective Lenders and purchasers and taking such other action with respect to the Leased Premises as is permitted by any provision hereof.

            5.    TERM.

                  (a) Subject to the provisions hereof, Tenant shall have and hold the Leased Premises for an initial term (such term, as extended or renewed in accordance with the provisions hereof, being called the "TERM") commencing on the date hereof (the "COMMENCEMENT DATE") and ending on the last day of the two hundred forty-eighth (248th) calendar month next following the date hereof (the "EXPIRATION DATE"). If all Rent and all other sums due hereunder shall not have been fully paid by the end of the Term, Landlord may, at its option, extend the Term until all said sums shall have been fully paid.

                  (b) Provided that if, on or prior to the Expiration Date or any other Renewal Date (as hereinafter defined) this Lease shall not have been terminated pursuant to any provision hereof, then on the Expiration Date and on the fifth (5th) anniversary of the Expiration Date (the Expiration Date and such anniversary being a "RENEWAL DATE"), the Term shall be deemed to have been automatically extended for an additional period of five (5) years (each such extension, a "RENEWAL TERM"), unless Tenant shall notify Landlord in writing in recordable form at least fifteen (15) months prior to the next Renewal Date that Tenant is terminating this Lease as of the next Renewal Date. Any such extension of the Term shall be subject to all of the provisions of this Lease, as the same may be amended, supplemented or modified.

                  (c) If Tenant exercises its option not to extend or further extend the Term, then Landlord shall have the right during the remainder of the Term then in effect, to (i) advertise the availability of any of the Leased Premises for sale or reletting and to erect upon any of the Leased Premises signs indicating such availability and (ii) show any of the Leased Premises to prospective purchasers or tenants or their agents at such reasonable times as Landlord may select.

                  6. BASIC RENT. Tenant shall pay to Landlord, as annual rent for the Leased Premises during the Term, the amounts determined in accordance with EXHIBIT "D" hereto ("BASIC RENT"), commencing on the first day of the first month following the date hereof and continuing on the same day of each month thereafter during the Term (each such day being a "BASIC RENT PAYMENT DATE"). Each such rental payment shall be made to Landlord by check or by wire transfer at its address set forth above to such other address as Landlord may direct by not less than fifteen (15) days prior written notice to Tenant. Basic Rent from the date Landlord acquires the Leased Premises to and including November 30, 1999 shall be paid on the date Landlord acquires the Leased Premises.

            7.    ADDITIONAL RENT.

                  (a) Tenant shall pay and discharge, as additional rent (collectively, "ADDITIONAL RENT"):

                      (i) except as otherwise specifically provided herein, all costs and expenses of Tenant and Landlord which are incurred in connection or associated with (A) the ownership, use, non-use, occupancy, possession, operation, condition, design, construction, maintenance, alteration, repair or restoration of any of the Leased Premises, (B) the performance of any of Tenant's obligations under this Lease, (C) any sale or other transfer of any of the Leased Premises to Tenant under this Lease, (D) any Condemnation proceedings, (E) the adjustment, settlement or compromise of any insurance claims involving or arising from any of the Leased Premises, (F) the prosecution, defense or settlement of any litigation involving or arising from any of the Leased Premises, this Lease, or the sale of the Leased Premises to Landlord, (G) the exercise or enforcement by Landlord, its successors and assigns, of any of its rights under this Lease, (H) any amendment to or modification or termination of this Lease made at the request of Tenant, (I) Costs of Landlord's counsel incurred in connection with any act undertaken by Landlord (or its counsel) at the request of Tenant, or incurred in connection with any act of Landlord performed on behalf of Tenant, (J) the reasonable internal Costs of Landlord incurred in connection with any act undertaken by Landlord at the request of Tenant or Tenant's failure to act promptly in an emergency situation, and (K) any other items specifically required to be paid by Tenant under this Lease;

                      (ii) after the date all or any portion of any installment of Basic Rent is due and not paid, an amount equal to four percent (4%) of the amount of such unpaid installment or portion thereof, provided, however, that with respect to the first two late payments of all or any portion of any installment of Basic Rent in any Lease Year, the Late Charge shall not be due and payable unless the Basic Rent has not been paid within five (5) days' following the due date thereof;

                      (iii) a sum equal to any additional sums (including any late charge, default penalties, interest and fees of Lender's counsel) which are payable by Landlord to any Lender under any Note by reason of an Event of Default and which are in excess of the late charge and interest at the Default Rate that is payable by Tenant to Landlord under Paragraphs 7(a)(ii) and 7(a)(iv) by reason of such late payment or non-payment or an Event of Default; and

                      (iv) interest at the rate (the "DEFAULT RATE") of five percent (5%) over the Prime Rate per annum on the following sums until paid in full: (A) all overdue installments of Basic Rent from the expiration of any applicable notice and cure period, (B) all overdue amounts of Additional Rent relating to obligations which Landlord shall have paid on behalf of Tenant, from five (5) days after the date on which Tenant receives notice of payment thereof by Landlord, and (C) all other overdue amounts of Additional Rent, from the date when any such amount becomes overdue.

                  (b) Tenant shall pay and discharge (i) any Additional Rent referred to in Paragraph 7(a)(i) when the same shall become due, provided that amounts which are billed to Landlord or any third party, but not to Tenant, shall be paid within five (5) days after Landlord's demand for payment thereof, and (ii) any other Additional Rent, within five (5) days after Landlord's demand for payment thereof.

                  (c) In no event shall amounts payable under Paragraph 7(a)(ii), (iii) and (iv) exceed the maximum amount permitted by applicable Law.

            8.    NET LEASE; NON-TERMINABILITY.

                  (a) This is a net lease and all Monetary Obligations shall be paid without notice or demand and without set-off, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense (collectively, a "SET-OFF").

                  (b) Except as otherwise expressly provided herein, this Lease and the rights of Landlord and the obligations of Tenant hereunder shall not be affected by any event or for any reason, including the following: (i) any damage to or theft, loss or destruction of any of the Leased Premises, (ii) any Condemnation, (iii) Tenant's acquisition of ownership of any of the Leased Premises other than pursuant to an express provision of this Lease, (iv) any default on the part of Landlord hereunder or under any Note, Mortgage, Assignment or any other agreement, (v) any latent or other defect in any of the Leased Premises, (vi) the breach of any warranty of any seller or manufacturer of any of the Equipment, (vii) any violation of any provision of this Lease by Landlord, except for dispossession, eviction or ejection of Tenant in violation of this Lease, (viii) the bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution or winding-up of, or other proceeding affecting Landlord, (ix) the exercise of any remedy, including foreclosure, under any Mortgage or Assignment, (x) any action with respect to this Lease (including the disaffirmance hereof) which may be taken by Landlord, any trustee, receiver or liquidator of Landlord or any court under the Federal Bankruptcy Code or otherwise, except for dispossession, eviction or ejection of Tenant in violation of this Lease, (xi) any interference with Tenant's use of the Leased Premises, (xii) market or economic changes or (xiii) any other cause, whether similar or dissimilar to the foregoing, any present or future Law to the contrary notwithstanding.

                  (c) The obligations of Tenant hereunder shall be separate and independent covenants and agreements, all Monetary Obligations shall continue to be payable in all events (or, in lieu thereof, Tenant shall pay amounts equal thereto), and the obligations of Tenant hereunder shall continue unaffected unless the requirement to pay or perform the same shall have been terminated pursuant to an express provision of this Lease. All Rent payable by Tenant hereunder shall constitute "rent" for all purposes (including Section 502(b)(6) of the Federal Bankruptcy Code).

                  (d) Except as otherwise expressly provided herein, Tenant shall have no right and hereby waives all rights which it may have under any Law
(i) to quit, terminate or surrender this Lease or any of the Leased Premises, or
(ii) to any Set-Off of any Monetary Obligations.

            9.    PAYMENT OF IMPOSITIONS.

                  (a) Tenant shall, before interest or penalties are due thereon, pay and discharge all taxes (including real and personal property, franchise, sales, gross receipts and rent taxes), all charges for any easement or agreement maintained for the benefit of any of the Leased Premises, all assessments and levies, all permit, inspection and license fees, all rents and charges for water, sewer, utility and communication services relating to any of the Leased Premises, all ground rents and all other public charges whether of a like or different nature, even if unforeseen or extraordinary, imposed upon or assessed against (i) Tenant, (ii) Tenant's leasehold interest in the Leased Premises, (iii) any of the Leased Premises, (iv) Landlord as a result of or arising in respect of the acquisition, ownership, occupancy, leasing, use, possession or sale of any of the Leased Premises, any activity conducted on any of the Leased Premises, or the Rent, or (v) any Lender by reason of any Note, Mortgage, Assignment or other document evidencing or securing a Loan and which (as to this clause (v)) Landlord has agreed to pay (collectively, the "Impositions"); provided, that nothing herein shall obligate Tenant to pay (A) income, excess profits or other taxes of Landlord (or Lender) which are determined on the basis of Landlord's (or Lender's) net income or net worth (unless such taxes are in lieu of or a substitute for any other tax, assessment or other charge upon or with respect to the Leased Premises which, if it were in effect, would be payable by Tenant under the provisions hereof or by the terms of such tax, assessment or other charge), (B) any estate, inheritance, succession, gift or similar tax imposed on Landlord or (C) any capital gains tax imposed on Landlord in connection with the sale of the Leased Premises to any Person. If any Imposition may be paid in installments without interest or penalty, Tenant shall have the option to pay such Imposition in installments; in such event, Tenant shall be liable only for those installments which accrue or become due and payable during the Term. Tenant shall prepare and file all tax reports required by governmental authorities which relate to the Impositions. Tenant shall deliver to Landlord (1) copies of all settlements and notices pertaining to the Impositions which may be issued by any governmental authority within ten (10) days after Tenant's receipt thereof, (2) receipts for payment of all taxes required to be paid by Tenant hereunder within thirty (30) days after the due date thereof and (3) receipts for payment of all other Impositions within ten (10) days after Landlord's request therefor.

                  (b) Landlord shall have the right following the occurrence of an Event of Default and, in any event if required by Lender, to require Tenant to pay to Landlord an additional monthly sum (each an "ESCROW PAYMENT") sufficient to pay the Escrow Charges (as hereinafter defined) as they become due. As used herein, "ESCROW CHARGES" shall mean real estate taxes on the Leased Premises or payments in lieu thereof and premiums on any insurance required by this Lease and any reserves for capital improvements, deferred maintenance or repair required by any Lender. Landlord shall reasonably determine the amount of the Escrow Charges and of each Escrow Payment. As long as the Escrow Payments are being held by Landlord the

Escrow Payments shall not be commingled with other funds of Landlord or other Persons and interest thereon shall accrue for the benefit of Tenant from the date such monies are received and invested until the date such monies are disbursed to pay Escrow Changes. Landlord shall apply the Escrow Payments to the payment of the Escrow Charges in such order or priority as Landlord shall determine or as required by law. If at any time the Escrow Payments theretofore paid to Landlord shall be insufficient for the payment of the Escrow Charges, Tenant, within ten (10) days after Landlord's demand therefor, shall pay the amount of the deficiency to Landlord.

            10. COMPLIANCE WITH LAWS AND EASEMENT AGREEMENTS; ENVIRONMENTAL MATTERS.

                  (a) Tenant shall, at its expense, comply with and conform to, and cause the Leased Premises and any other Person occupying any part of the Leased Premises to comply with and conform to, all Insurance Requirements and Legal Requirements (including all applicable Environmental Laws). Tenant shall not at any time (i) cause, permit or suffer to occur any Environmental Violation or (ii) permit any sublessee, assignee or other Person occupying the Leased Premises under or through Tenant to cause, permit or suffer to occur any Environmental Violation and Tenant shall promptly remediate or undertake any other appropriate response action to correct any existing Environmental Violation, however immaterial. Any and all reports prepared with respect to the Leased Premises shall be provided to Landlord and Lender upon finalization of such report.

                  (b) Tenant, at its sole cost and expense, will at all times promptly and faithfully abide by, discharge and perform all of the covenants, conditions and agreements contained in any Easement Agreement on the part of Landlord or the occupier to be kept and performed thereunder. Tenant will not alter, modify, amend or terminate any Easement Agreement, give any consent or approval thereunder, or enter into any new Easement Agreement without, in each case, prior written consent of Landlord, which shall not be unreasonably withheld or delayed.

                  (c) In connection with any sale, financing or refinancing of the Leased Premises, within the six month period prior to the expiration of the Term, if required by Lender or at any other time that, in the opinion of Landlord, a reasonable basis exists to believe that an Environmental Violation exists, upon prior written notice from Landlord, Tenant shall permit such persons as Landlord may designate ("SITE REVIEWERS") to visit the Leased Premises and perform ---------------- environmental site investigations and assessments ("SITE ASSESSMENTS") ---------------- on the Leased Premises for the purpose of determining whether there exists on the Leased Premises any Environmental Violation or any condition which could result in any Environmental Violation. Such Site Assessments may include both above and below the ground testing for Environmental Violations and such other tests as may be necessary, in the opinion of the Site Reviewers, to conduct the Site Assessments. Tenant shall supply to the Site Reviewers such historical and operational information regarding the Leased Premises as may be available and as may be reasonably requested by the Site Reviewers to facilitate the Site Assessments, and shall make reasonably available for meetings with the Site Reviewers appropriate personnel having knowledge of such matters. The Site Reviewers shall conduct themselves in such a manner as not to unreasonably interfere with the operation of Tenant's business and shall give written notice of the proposed site investigation and date of entry at least three (3) days prior to such requested date of entry. If a Site Assessment is conducted because Landlord or Lender has reasonable cause to believe that an Environmental Violation exists or if any Event of Default exists, the cost of performance and reporting any such Site Assessments shall be paid by Tenant. The cost of all other Site Assessments shall be paid for by Landlord.

                  (d) If an Environmental Violation occurs or is found to exist and, in Landlord's reasonable judgment (based upon the estimate of Landlord's qualified environmental consultant), the cost of remediation of, or other response action with respect to, the same is likely to exceed $100,000, Tenant shall provide to Landlord, within ten (10) days after Landlord's request therefor, adequate financial assurances that Tenant will effect such remediation in accordance with applicable Environmental Laws. Such financial assurances shall be a bond or letter of credit satisfactory to Landlord in form and substance and in an amount equal to or greater than Landlord's reasonable estimate, based upon a Site Assessment performed pursuant to Paragraph 10(c), of the anticipated cost of such remedial action.

                  (e) Notwithstanding any other provision of this Lease, if an Environmental Violation occurs or is found to exist and the Term would otherwise terminate or expire, then, at the option of Landlord, the Term shall be automatically extended beyond the date of termination or expiration and this Lease shall remain in full force and effect beyond such date until the earlier to occur of (i) the completion of all remedial action in accordance with applicable Environmental Laws or (ii) the date specified in a written notice from Landlord to Tenant terminating this Lease.

                  (f) If Tenant fails to correct any Environmental Violation which occurs or is found to exist, Landlord shall have the right (but no obligation) to take any and all actions as Landlord shall deem necessary or advisable in order to cure such Environmental Violation.

                  (g) Tenant shall notify Landlord immediately after becoming aware of any Environmental Violation (or alleged Environmental Violation) or noncompliance with any of the covenants contained in this Paragraph 10 and shall forward to Landlord immediately upon receipt thereof copies of all orders, reports, notices, permits, applications or other communications relating to any such violation or noncompliance.

                  (h) All future leases, subleases or concession agreements relating to the Leased Premises entered into by Tenant shall contain covenants of the other party thereto which are identical to the covenants contained in this Paragraph 10.

            11.   LIENS; RECORDING.

                  (a) Tenant shall not, directly or indirectly, create or permit to be created or to remain and shall promptly discharge or remove any lien, levy or encumbrance on any of the Leased Premises or on any Rent or any other sums payable by Tenant under this Lease, other than any Mortgage or Assignment, the Permitted Encumbrances and any mortgage, lien, encumbrance or other charge created by or resulting solely from any act or omission of Landlord or any Easement Agreement approved in writing by Landlord and Lender, such approval not to be unreasonably withheld. NOTICE IS HEREBY GIVEN THAT LANDLORD SHALL NOT BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO TENANT OR TO ANYONE HOLDING OR OCCUPYING ANY OF THE LEASED PREMISES THROUGH OR UNDER TENANT, AND THAT NO MECHANICS' OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF LANDLORD IN AND TO ANY OF THE LEASED PREMISES. LANDLORD MAY AT ANY TIME POST ANY NOTICES ON THE LEASED PREMISES REGARDING SUCH NON-LIABILITY OF LANDLORD.

                  (b) Tenant shall execute, deliver and record, file or register (collectively, "RECORD") all such instruments as may be required or permitted by any present or future Law in order to evidence the respective interests of Landlord and Tenant in any of the Leased Premises, and shall cause a memorandum of this Lease (or, if such a memorandum cannot be recorded, this Lease), and any supplement hereto or thereto, to be recorded in such manner and in such places as may be required or permitted by any present or future Law in order to protect the validity and priority of this Lease.

            12.   MAINTENANCE AND REPAIR.

                  (a) Tenant shall at all times maintain each Related Premises and the Adjoining Property in as good repair and appearance as each is in on the date hereof and fit to be used for their intended use in accordance with the better of the practices generally recognized as then acceptable by other companies in its industry or observed by Tenant with respect to the other real properties owned or operated by it, and, in the case of the Equipment, in as good mechanical condition as it was on the later of the date hereof or the date of its installation, except for ordinary wear and tear. Tenant shall take every other action necessary or appropriate for the preservation and safety of each Related Premises. Tenant shall promptly make all Alterations of every kind and nature, whether foreseen or unforeseen, which may be required to comply with the foregoing requirements of this Paragraph 12(a). Such Alterations shall include Alterations required in order to insure that the Improvements are "year 2000" compliant (that is capable of correctly and accurately processing, providing and/or receiving date data from, into and between the 20th and 21st centuries, and the years 1999 and 2000 and beyond, including recognizing that the year 2000 is a leap year; and does not operate abnormally or inaccurately or cease to operate as a result of the inability to correctly and accurately process, provide and/or receive date data from, into, and between the 20th and 21st centuries and the years 1999 and 2000 and beyond). Landlord shall not be required to make any Alteration, whether foreseen or unforeseen, or to maintain any of the Related Premises or Adjoining Property in any way, and Tenant hereby expressly waives any right which may be provided for in any Law now or hereafter in effect to make Alterations at the expense of Landlord or to require Landlord to make Alterations. Any Alteration made by Tenant pursuant to this Paragraph 12 shall be made in conformity with the provisions of Paragraph 13.

                  (b) If any Improvement, now or hereafter constructed, shall
(i) encroach upon any setback or any property, street or right-of-way adjoining any of the Leased Premises, (ii) violate the provisions of any restrictive covenant affecting any of the Leased Premises, (iii) hinder or obstruct any easement or right-of-way to which any of the Leased Premises is subject or (iv) impair the rights of others in, to or under any of the foregoing, Tenant shall, promptly after receiving notice or otherwise acquiring knowledge thereof, either
(A) obtain from all necessary parties waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation, hindrance, obstruction or impairment, whether the same shall affect Landlord, Tenant or both, or (B) take such action as shall be necessary to remove all such encroachments, hindrances or obstructions and to end all such violations or impairments, including, if necessary, making Alterations.

            13.   ALTERATIONS AND IMPROVEMENTS.

                  (a) Tenant shall have the right, without having obtained the prior written consent of Landlord and Lender and provided that no Event of Default then exists, to make (i) Alterations or a series of related Alterations that, as to any such Alterations or series of related Alterations, do not cost in excess of the Major Alteration Cost with respect to any Related Premises and
(ii) to install Equipment in the Improvements or accessions to the Equipment that, as to such Equipment or accessions, do not cost in excess of the Major Alteration Cost, so long as at the time of construction or installation of any such Equipment or Alterations no Event of

Default exists and the value and utility of the Leased Premises is not diminished thereby. If the cost of any Alterations, series of related Alterations, Equipment or accessions thereto is in excess of the Major Alteration Cost, the prior written approval of Landlord and Lender shall be required, such approval not to be unreasonably withheld or delayed. Tenant shall not construct upon the Land any additional buildings without having first obtained the prior written consent of Landlord and Lender.

                  (b) If Tenant makes any Alterations pursuant to this Paragraph 13 or as required by Paragraph 12 or 17 (such Alterations and actions being hereinafter collectively referred to as "WORK"), then (i) the market value of the Leased Premises shall not be lessened by any such Work or its usefulness impaired, (ii) all such Work shall be performed by Tenant in a good and workmanlike manner, (iii) all such Work shall be expeditiously completed in compliance with all Legal Requirements, (iv) all such Work shall comply with the requirements of all insurance policies required to be maintained by Tenant hereunder, (v) if any such Work involves the replacement of Equipment or parts thereto, all replacement Equipment or parts shall have a value and useful life equal to the greater of (A) the value and useful life on the date hereof of the Equipment being replaced or (B) the value and useful life of the Equipment being replaced immediately prior to the occurrence of the event which required its replacement (assuming such Replaced Equipment was then in the condition required by this Lease), (vi) Tenant shall promptly discharge, remove or bond all liens filed against any of the Leased Premises arising out of such Work, (vii) Tenant shall procure and pay for all permits and licenses required in connection with any such Work, (viii) all such Work shall be the property of Landlord and shall be subject to this Lease, and Tenant shall execute and deliver to Landlord any document requested by Landlord evidencing the assignment to Landlord of all estate, right, title and interest (other than the leasehold estate created hereby) of Tenant or any other Person thereto or therein, and (ix) Tenant shall comply, to the extent requested by Landlord or required by this Lease, with the provisions of Paragraphs 12(a) and 19(a), whether or not such Work involves restoration of the Leased Premises.

                  (c) Tenant shall cause the repairs described in EXHIBIT "I" to be completed by the expiration of the time periods provided therein.

            14. PERMITTED CONTESTS. Notwithstanding any other provision of this Lease, Tenant shall not be required to (a) pay any Imposition, (b) comply with any Legal Requirement, (c) discharge or remove any lien referred to in Paragraph 11 or 13 or (d) take any action with respect to any encroachment, violation, hindrance, obstruction or impairment referred to in Paragraph 12(b) (such non-compliance with the terms hereof being hereinafter referred to collectively as "PERMITTED VIOLATIONS"), so long as at the time of such contest no Event of Default exists and so long as Tenant shall contest, in good faith, the existence, amount or validity thereof, the amount of the damages caused thereby, or the extent of its or Landlord's liability therefor by appropriate proceedings which shall operate during the pendency thereof to prevent or stay
(i) the collection of, or other realization upon, the Permitted Violation so contested, (ii) the sale, forfeiture or loss of any of the Leased Premises or any Rent to satisfy or to pay any damages caused by any Permitted Violation,
(iii) any interference with the use or occupancy of any of the Leased Premises,
(iv) any interference with the payment of any Rent, (v) the cancellation or increase in the rate of any insurance policy or a statement by the carrier that coverage will be denied or (vi) the enforcement or execution of any injunction, order or Legal Requirement with respect to the Permitted Violation. Tenant shall provide Landlord security which is satisfactory, in Landlord's reasonable judgment, to assure that such Permitted Violation is corrected, including all Costs, interest and penalties that may be incurred or become due in connection therewith. While any proceedings which comply with the requirements of this Paragraph 14 are pending and the required security is held by Landlord or other entity reasonably approved by Landlord

(provided, however, that a court of competent jurisdiction shall be deemed reasonable), Landlord shall not have the right to correct any Permitted Violation thereby being contested unless Landlord is required by law to correct such Permitted Violation and Tenant's contest does not prevent or stay such requirement as to Landlord. Each such contest shall be promptly and diligently prosecuted by Tenant to a final conclusion, except that Tenant, so long as the conditions of this Paragraph 14 are at all times complied with, has the right to attempt to settle or compromise such contest through negotiations. Tenant shall pay any and all losses, judgments, decrees and Costs in connection with any such contest and shall, promptly after the final determination of such contest, fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein or in connection therewith, together with all penalties, fines, interest and Costs thereof or in connection therewith, and perform all acts the performance of which shall be ordered or decreed as a result thereof. No such contest shall subject Landlord to the risk of any civil or criminal liability.

            15.   INDEMNIFICATION.

                  (A) TENANT SHALL PAY, PROTECT, INDEMNIFY, DEFEND, SAVE AND HOLD HARMLESS LANDLORD, LENDER AND ALL OTHER PERSONS DESCRIBED IN PARAGRAPH 30 (EACH AN "INDEMNITEE") FROM AND AGAINST ANY AND ALL LIABILITIES, LOSSES, DAMAGES (INCLUDING PUNITIVE DAMAGES), PENALTIES, COSTS (INCLUDING ATTORNEYS' FEES AND COSTS), CAUSES OF ACTION, SUITS, CLAIMS, DEMANDS OR JUDGMENTS OF ANY NATURE WHATSOEVER, HOWSOEVER CAUSED, WITHOUT REGARD TO THE FORM OF ACTION AND WHETHER BASED ON STRICT LIABILITY, NEGLIGENCE OR ANY OTHER THEORY OF RECOVERY AT LAW OR IN EQUITY ARISING FROM (I) ANY MATTER PERTAINING TO THE ACQUISITION (OR THE NEGOTIATIONS LEADING THERETO), OWNERSHIP, USE, NON-USE, OCCUPANCY, OPERATION, CONDITION, DESIGN, CONSTRUCTION, MAINTENANCE, REPAIR OR RESTORATION OF THE LEASED PREMISES OR ADJOINING PROPERTY, (II) ANY CASUALTY IN ANY MANNER ARISING FROM THE LEASED PREMISES OR ADJOINING PROPERTY, WHETHER OR NOT INDEMNITEE HAS OR SHOULD HAVE KNOWLEDGE OR NOTICE OF ANY DEFECT OR CONDITION CAUSING OR CONTRIBUTING TO SAID CASUALTY, (III) ANY VIOLATION BY TENANT OF ANY PROVISION OF THIS LEASE, ANY CONTRACT OR AGREEMENT TO WHICH TENANT IS A PARTY, ANY LEGAL REQUIREMENT OR ANY PERMITTED ENCUMBRANCE OR ANY ENCUMBRANCE TENANT CONSENTED TO OR THE MORTGAGE OR ASSIGNMENT OR (IV) ANY ALLEGED, THREATENED OR ACTUAL ENVIRONMENTAL VIOLATION, INCLUDING (A) LIABILITY FOR RESPONSE COSTS AND FOR COSTS OF REMOVAL AND REMEDIAL ACTION INCURRED BY THE UNITED STATES GOVERNMENT, ANY STATE OR LOCAL GOVERNMENTAL UNIT OR ANY OTHER PERSON, OR DAMAGES FROM INJURY TO OR DESTRUCTION OR LOSS OF NATURAL RESOURCES, INCLUDING THE REASONABLE COSTS OF ASSESSING SUCH INJURY, DESTRUCTION OR LOSS, INCURRED PURSUANT TO SECTION 107 OF CERCLA, OR ANY SUCCESSOR SECTION OR ACT OR PROVISION OF ANY SIMILAR STATE OR LOCAL LAW, (B) LIABILITY FOR COSTS AND EXPENSES OF ABATEMENT, CORRECTION OR CLEAN-UP, FINES, DAMAGES, RESPONSE COSTS OR PENALTIES WHICH ARISE FROM THE PROVISIONS OF ANY OF THE OTHER ENVIRONMENTAL LAWS AND (C) LIABILITY FOR PERSONAL INJURY OR PROPERTY DAMAGE ARISING UNDER ANY STATUTORY OR COMMON-LAW TORT THEORY, INCLUDING DAMAGES ASSESSED FOR THE MAINTENANCE OF A PUBLIC OR PRIVATE NUISANCE OR FOR CARRYING ON OF A DANGEROUS ACTIVITY. TENANT SHALL NOT BE RESPONSIBLE FOR COSTS ARISING FROM AN ENVIRONMENTAL VIOLATION TO THE EXTENT THAT SUCH ENVIRONMENTAL VIOLATION WAS DIRECTLY CAUSED BY THE INTENTIONAL ACTS OF LANDLORD OR LANDLORD'S AGENTS (OTHER TENANT AND TENANT'S AGENTS).

                  (B) IN CASE ANY ACTION OR PROCEEDING IS BROUGHT AGAINST ANY INDEMNITEE BY REASON OF ANY SUCH CLAIM, (I) TENANT MAY, EXCEPT IN THE EVENT OF A CONFLICT OF INTEREST OR A DISPUTE BETWEEN TENANT AND ANY SUCH INDEMNITEE OR DURING THE CONTINUANCE OF AN EVENT OF DEFAULT, RETAIN ITS OWN COUNSEL AND DEFEND SUCH ACTION (IT BEING UNDERSTOOD THAT LANDLORD MAY EMPLOY COUNSEL OF ITS CHOICE TO MONITOR THE DEFENSE OF ANY SUCH ACTION), THE COST OF WHICH SHALL BE PAID BY TENANT AND (II) SUCH INDEMNITEE SHALL NOTIFY TENANT TO RESIST

OR DEFEND SUCH ACTION OR PROCEEDING BY RETAINING COUNSEL REASONABLY SATISFACTORY TO SUCH INDEMNITEE, AND SUCH INDEMNITEE WILL COOPERATE AND ASSIST IN THE DEFENSE OF SUCH ACTION OR PROCEEDING IF REASONABLY REQUESTED SO TO DO BY TENANT. IN THE EVENT OF A CONFLICT OF INTEREST OR DISPUTE OR DURING THE CONTINUANCE OF AN EVENT OF DEFAULT, LANDLORD SHALL HAVE THE RIGHT TO SELECT COUNSEL, AND THE REASONABLE COST OF SUCH COUNSEL SHALL BY PAID BY TENANT.

                  (C) THE OBLIGATIONS OF TENANT UNDER THIS PARAGRAPH 15 WITH RESPECT TO ANY MATTER THAT EXISTED OR OCCURRED PRIOR TO THE EXPIRATION, TERMINATION OR REJECTION IN BANKRUPTCY OF THIS LEASE SHALL SURVIVE ANY TERMINATION, EXPIRATION OR REJECTION IN BANKRUPTCY OF THIS LEASE.

THE INDEMNITY SET FORTH IN THIS SECTION 15 SHALL NOT BE IMPAIRED OR AFFECTED BY NEGLIGENCE ON THE PART OF LANDLORD OR ANYONE ACTING ON BEHALF OF LANDLORD.

            16.   INSURANCE.

                  (a) Tenant shall maintain the following insurance on or in connection with the Leased Premises:

                      (i) Insurance against physical loss or damage to the Improvements and Equipment as provided under a standard "All Risk" property policy including but not limited to flood (to the extent that a Related Premises is in a flood zone) and earthquake coverage in amounts not less than the actual replacement cost of the Improvements and Equipment. Such policies shall contain a Replacement Cost endorsements and shall contain deductibles not more than $25,000 per occurrence.

                      (ii) Commercial General Liability Insurance (including but not limited to Incidental Medical Malpractice and Host Liquor Liability) and Business Automobile Liability Insurance (including Non-Owned and Hired Automobile Liability) against claims for personal and bodily injury, death or property damage occurring on, in or as a result of the use of the Leased Premises, in an amount not less than $15,000,000 per occurrence/annual aggregate and all other coverage extensions that are usual and customary for properties of this size and type provided, however, that the Landlord shall have the right to require such higher limits as may be reasonable and customary for properties of this size and type.

                      (iii) Compensation insurance covering all persons employed by Tenant in connection with any work done on or about any of the Leased Premises for which claims for death, disease or bodily injury may be asserted against Landlord, Tenant or any of the Leased Premises or, in lieu of such Workers' Compensation Insurance, a program of self-insurance complying with the rules, regulations and requirements of the appropriate agency of the State or States in which the Leased Premises are located.

                      (iv) Comprehensive Boiler and Machinery Insurance on any of the Equipment or any other equipment on or in the Leased Premises in an amount not less than $5,000,000 per accident for damage to property. Either such Boiler and Machinery policy or the All-Risk policy required in (i) above shall include at least $1,000,000 per incidence for Off-Premises Service Interruption, $1,000,000 for Expediting Expenses and Ammonia Contamination, and $500,000 for Hazardous Materials Clean-Up Expense and may contain a deductible not to exceed $50,000.

                      (v) Business Interruption and Extra Expense Insurance at limits to cover 100% of losses and/or expenses incurred over the period of indemnity not less than one year from time of loss. Such insurance shall name Landlord as loss payee solely with respect to Rent payable to or for the benefit of the Landlord under this Lease.

                      (vi) During any period in which substantial Alterations at any Related Premises are being undertaken, builder's risk insurance covering the total completed value including any "soft costs" with respect to the Improvements being altered or repaired (on a completed value, non-reporting basis), replacement cost of work performed and equipment, supplies and materials furnished in connection with such construction or repair of Improvements or Equipment, together with such "soft cost" endorsements and such other endorsements as Landlord may reasonably require and general liability, workers' compensation and automobile liability insurance with respect to the Improvements being constructed, altered or repaired.

                      (vii) Environmental insurance if requested by Landlord and such other insurance (or other terms with respect to any insurance required pursuant to this Paragraph 16, including without limitation amounts of coverage, deductibles, form of mortgagee clause) on or in connection with any of the Leased Premises as Landlord or Lender may reasonably require, which at the time is usual and commonly obtained in connection with properties similar in type of building size, use and location to the Leased Premises.

                  (b) The insurance required by Paragraph 16(a) shall be written by companies which have an investment grade rating of "A" or better or a comparable claims paying ability assigned by S & P or equivalent rating agency approved by Landlord and Lender and which are admitted in, and approved to write insurance policies by, the State Insurance Department for the states in which the Leased Premises are located. The insurance policies (i) shall be for such terms as Landlord may reasonably approve and (ii) shall be in amounts sufficient at all times to satisfy any coinsurance requirements thereof. The insurance referred to in Paragraphs 16(a)(i), 16(a)(iv) and 16(a)(vi) shall name Landlord as Owner and Lender as loss payee and Tenant as its interest may appear. The insurance referred to in Paragraph 16(a)(ii) shall name Landlord and Lender as additional insureds, and the insurance referred to in Paragraph 16(a)(v) shall name Landlord as insured and Lender and Landlord as loss payee. If said insurance or any part thereof shall expire, be withdrawn, become void, voidable, unreliable or unsafe for any reason, including a breach of any condition thereof by Tenant or the failure or impairment of the capital of any insurer, or if for any other reason whatsoever said insurance shall become reasonably unsatisfactory to Landlord, Tenant shall immediately obtain new or additional insurance reasonably satisfactory to Landlord.

                  (c) Each insurance policy referred to in clauses (i), (iv),
(v) and (vi) of Paragraph 16(a) shall contain standard non-contributory mortgagee clauses in favor of and acceptable to Lender. Each policy required by any provision of Paragraph 16(a), except clause (iii) thereof, shall provide that it may not be cancelled substantially modified or allowed to lapse on any renewal date except after thirty (30) days' prior notice to Landlord and Lender. Each such policy shall also provide that any loss otherwise payable thereunder shall be payable notwithstanding (i) any act or omission of Landlord or Tenant which might, absent such provision, result in a forfeiture of all or a part of such insurance payment, (ii) the occupation or use of any of the Leased Premises for purposes more hazardous than those permitted by the provisions of such policy, (iii) any foreclosure or other action or proceeding taken by Lender pursuant to any provision of the Mortgage, Note, Assignment or other document evidencing or securing the Loan upon the happening of an event of default therein or (iv) any change in title to or ownership of any of the Leased Premises.

                  (d) Tenant shall pay as they become due all premiums for the insurance required by Paragraph 16(a), shall renew or replace each policy and deliver to Landlord evidence of the payment of the full premium therefor or installment then due at least thirty (30) days prior to the expiration date of such policy, and shall promptly deliver to Landlord all original certificates of insurance.

                  (e) Anything in this Paragraph 16 to the contrary notwithstanding, any insurance which Tenant is required to obtain pursuant to Paragraph 16(a) may be carried under a "blanket" or umbrella policy or policies covering other properties or liabilities of Tenant, provided that such "blanket" or umbrella policy or policies otherwise comply with the provisions of this Paragraph 16 and provided further that Tenant shall provide to Landlord a Statement of Values upon Landlord's request, but not more often than once each Lease Year, and amended as necessary based on Replacement Cost Valuations. The original or a certificate of each such "blanket" or umbrella policy shall promptly be delivered to Landlord.

                  (f) Tenant shall promptly comply with and conform to (i) all provisions of each insurance policy required by this Paragraph 16 and (ii) all requirements of the insurers thereunder applicable to Landlord, Tenant or any of the Leased Premises or to the use, manner of use, occupancy, possession, operation, maintenance, alteration or repair of any of the Leased Premises, even if such compliance necessitates Alterations or results in interference with the use or enjoyment of any of the Leased Premises.

                  (g) Tenant shall not carry separate insurance concurrent in form or contributing in the event of a Casualty with that required in this Paragraph 16 unless (i) Landlord and Lender are included therein as named insureds, with loss payable as provided herein, and (ii) such separate insurance complies with the other provisions of this Paragraph 16. Tenant shall immediately notify Landlord of such separate insurance and shall deliver to Landlord the original policies thereof.

                  (h) All policies shall contain effective waivers by the carrier against all claims for insurance premiums against Landlord and shall contain full waivers of subrogation against the Landlord.

                  (i) All proceeds of any insurance required under Paragraph 16(a) shall be payable as follows:

                      (i) Proceeds payable under clauses (ii), (iii) and (iv) of Paragraph 16(a) and proceeds attributable to the general liability coverage of Builder's Risk insurance under clause (vi) of Paragraph 16(a) shall be payable to the Person entitled to receive such proceeds.

                      (ii) Proceeds of insurance required under clause (i) of Paragraph 16(a) and proceeds attributable to Builder's Risk insurance (other than its general liability coverage provisions) under clause (vi) of Paragraph 16(a) shall be payable by Landlord or Lender and applied as set forth in Paragraph 17 or, if applicable, Paragraph 18. Tenant shall apply the Net Award to restoration of the Leased Premises in accordance with the applicable provisions of this Lease unless a Termination Event shall have occurred and Tenant has given a Termination Notice.

            17.   CASUALTY AND CONDEMNATION.

                  (a) If any Casualty occurs to any of the Related Premises, Tenant shall give Landlord and Lender notice thereof as soon as practicable. So long as no Event of Default exists Tenant is hereby authorized to adjust, collect and compromise all claims under any of the insurance policies required by Paragraph 16(a) (except public liability insurance claims payable to a Person other than Tenant, Landlord or Lender) and to execute and deliver on behalf of Landlord all necessary proofs of loss, receipts, vouchers and releases required by the insurers and Landlord and Lender shall have the right to join with Tenant therein. Any final adjustment, settlement or compromise of any such claim shall be subject to the prior written approval of Landlord and Lender, which shall not be unreasonably withheld, and Landlord shall have the right to prosecute or contest, or to require Tenant to prosecute or contest, any such claim, adjustment, settlement or compromise. If an Event of Default exists, Tenant shall not be entitled to adjust, collect or compromise any such claim or to participate with Landlord in any adjustment, collection and compromise of the Net Award payable in connection with a Casualty. Tenant agrees to sign, upon the reasonable request of Landlord, all such proofs of loss, receipts, vouchers and releases. Each insurer is hereby authorized and directed to make payment under said policies, including return of unearned premiums, directly to Landlord or, if required by the Mortgage, to Lender instead of to Landlord and Tenant jointly, and Tenant hereby appoints each of Landlord and Lender as Tenant's attorneys-in-fact to endorse any draft therefor. The rights of Landlord under this Paragraph 17(a) shall be extended to Lender if and to the extent that any Mortgage so provides.

                  (b) Tenant, immediately upon receiving a Condemnation Notice, shall notify Landlord and Lender thereof. So long as no Event of Default exists, Tenant is authorized to collect, settle and compromise the amount of any Net Award and Landlord shall have the right to join with Tenant herein. If an Event of Default exists, Landlord shall be authorized to collect, settle and compromise the amount of any Net Award and Tenant shall not be entitled to participate with Landlord in any Condemnation proceeding or negotiations under threat thereof or to contest the Condemnation or the amount of the Net Award therefor. No agreement with any condemnor in settlement or under threat of any Condemnation shall be made by Tenant without the written consent of Landlord, which shall not be unreasonably withheld. Subject to the provisions of this Paragraph 17(b), Tenant hereby irrevocably assigns to Landlord any award or payment to which Tenant is or may be entitled by reason of any Condemnation, whether the same shall be paid or payable for Tenant's leasehold interest hereunder or otherwise; but nothing in this Lease shall impair Tenant's right to any award or payment on account of Tenant's trade fixtures, equipment or other tangible property which is not part of the Equipment, moving expenses or loss of business, if available, to the extent that and so long as (i) Tenant shall have the right to make, and does make, a separate claim therefor against the condemnor and (ii) such claim does not in any way reduce either the amount of the award otherwise payable to Landlord for the Condemnation of Landlord's fee interest in the Leased Premises or the amount of the award (if any) otherwise payable for the Condemnation of Tenant's leasehold interest hereunder. The rights of Landlord under this Paragraph 17(b) shall also be extended to Lender if and to the extent that any Mortgage so provides.

                  (c) If any Partial Casualty (whether or not insured against) or Partial Condemnation shall occur to any Related Premises, this Lease shall continue, notwithstanding such event, and there shall be no abatement or reduction of any Monetary Obligations, except as provided in Paragraph 17(d). Promptly after such Partial Casualty or Partial Condemnation, Tenant, as required in Paragraph 12(a), shall commence and diligently continue to restore the Leased Premises as nearly as possible to their value, condition and character immediately prior to such event (assuming the Leased Premises to have been in condition required by this Lease). So long as no Event of Default exists, any Net Award up to and including the Major Alteration Cost shall be paid by Landlord to Tenant and Tenant shall restore the applicable Related Premises in accordance with the requirements of Paragraph 13(b) of this Lease. Any Net Award in excess of the Major Alteration Cost shall (unless such Casualty resulting in the Net Award is a Termination Event) be made available by Landlord (or Lender, if required by the terms of any Mortgage) to Tenant for the restoration of any of the Leased Premises pursuant to and in accordance with the provisions of Paragraph 19 hereof. If any Casualty or Condemnation which is not a Partial Casualty or Partial Condemnation shall occur, Tenant shall comply with the terms and conditions of Paragraph 18.

                  (d) In the event of a Requisition of any of the Leased Premises, if any Net Award payable by reason of such Requisition is (i) retained by Landlord, each installment of Basic Rent payable on or after the date on which the Net Award is paid to Landlord shall be reduced by a fraction, the denominator of which shall be the total amount of all Basic Rent due from such date to and including the last Basic Rent Payment Date for the then existing Term and the numerator of which shall be the amount of such Net Award retained by Landlord, or (ii) paid to Lender, then each installment of Basic Rent thereafter payable shall be reduced in the same amount and for the same period as payments are reduced under the Note until such Net Award has been applied in full or until the Term has expired, whichever occurs first. Upon the expiration of the Term, any portion of such Net Award which shall not have been previously credited to Tenant shall be retained by Landlord.

            18.   TERMINATION EVENTS.

                  (a) If (i) all of any Related Premises shall be taken by a Taking or (ii) any substantial portion of any Related Premises shall be taken by a Taking or all or any substantial portion of any Related Premises shall be totally damaged or destroyed by a Casualty and, in any such case, Tenant certifies and covenants to Landlord that it will forever abandon operations at the Related Premises, (any one or all of the Related Premises described in the above clauses (i) and (ii) above being hereinafter referred to as the "AFFECTED PREMISES" and each of the events described in the above clauses (i) and (ii) shall hereinafter be referred to as a "TERMINATION EVENT"), then (x) in the case of (i) above, Tenant shall be obligated, within thirty (30) days after Tenant receives a Condemnation Notice and (y) in the case of (ii) above, Tenant shall have the option, within thirty (30) days after Tenant receives a Condemnation Notice or thirty (30) days after the Casualty, as the case may be, to give to Landlord written notice (a "TERMINATION NOTICE") of the Tenant's option to terminate this Lease as to the Affected Premises in the form described in Paragraph 18(b).

                  (b) A Termination Notice shall contain (i) notice of Tenant's intention to terminate this Lease as to the Affected Premises on the first Basic Rent Payment Date which occurs at least sixty (60) days after the Fair Market Value Date (the "TERMINATION DATE"), (ii) a binding and irrevocable offer of Tenant to pay the Termination Amount and (iii) if the Termination Event is an event described in Paragraph 18(a)(ii), the certification and covenant described therein and a certified resolution of the Board of Directors of Tenant authorizing the same. Promptly upon the delivery to Landlord of a Termination Notice, Landlord and Tenant shall commence to determine Fair Market Value.

                  (c) If Landlord shall reject such offer to terminate this Lease as to the Affected Premises pursuant to Paragraph 18(b) above by written notice to Tenant (a "REJECTION"), which Rejection shall contain the written consent of Lender, not later than thirty (30) days following the Fair Market Value Date, then this Lease shall terminate as to the Affected Premises on the Termination Date and in such event the Termination Amount shall not be payable;

provided that, if Tenant has not satisfied all Monetary Obligations and all other obligations and liabilities under this Lease which have arisen as to the Affected Premises (collectively, "REMAINING OBLIGATIONS") on or prior to the Termination Date, then Landlord may, at its option, extend the date on which this Lease may terminate as to the Affected Premises to a date which is no later than the first Basic Rent Payment Date after the Termination Date on which Tenant has satisfied all Remaining Obligations. Upon such termination (i) all obligations of Tenant hereunder as to the Affected Premises shall terminate except for any Surviving Obligations, (ii) Tenant shall immediately vacate and shall have no further right, title or interest in or to any of the Affected Premises and (iii) the Net Award shall be retained by Landlord. Notwithstanding anything to the contrary hereinabove contained, if Tenant shall have received a Rejection and, on the date when this Lease would otherwise terminate as provided above, Landlord shall not have received the full amount of the Net Award payable by reason of the applicable Termination Event, then the date on which this Lease is to terminate automatically shall be extended to the first Basic Rent Payment Date after the receipt by Landlord of the full amount of the Net Award provided that, if Tenant has not satisfied all Remaining Obligations on such date, then Landlord may, at its option, extend the date on which this Lease may terminate as to the Affected Premises to a date which is no later than the first Basic Rent Payment Date after such date on which Tenant has satisfied all such Remaining Obligations.

                  (d) Unless Tenant shall have received a Rejection not later than the thirtieth (30th) day following the Fair Market Value Date, Landlord shall be conclusively presumed to have accepted such offer. If such offer is accepted by Landlord then, on the Termination Date, Tenant shall pay to Landlord the Termination Amount and all Remaining Obligations and, if requested by Tenant, Landlord shall convey to Tenant or its designee the Affected Premises or the remaining portion thereof, if any, all in accordance with Paragraph 20.

                  (e) In the event of the termination of this Lease as to the Affected Premises as hereinabove provided, this Lease shall remain in full force and effect as to the Remaining Premises; provided, that the Basic Rent for the Remaining Premises to be paid after such termination shall be the Basic Rent otherwise payable hereunder with respect to the Leased Premises multiplied by a percentage equal to the sum of the percentages set forth on EXHIBIT "F" for the Remaining Premises.

            19.   RESTORATION.

                  (a) Landlord (or Lender if required by any Mortgage) shall hold any Net Award in excess of the Major Alteration Cost in a fund (the "RESTORATION FUND") and disburse amounts from the Restoration Fund only in accordance with the following conditions:

                      (i) prior to commencement of restoration, (A) the architects, contracts, contractors, plans and specifications for the restoration shall have been reasonably approved by Landlord, (B) Landlord and Lender shall be provided with mechanics' lien insurance (if available) and acceptable performance and payment bonds (or other security reasonably satisfactory to Landlord and Lender) which insure satisfactory completion of and payment for the restoration, are in an amount and form and have a surety acceptable to Landlord, and name Landlord and Lender as additional dual obligees, and (C) appropriate waivers of mechanics' and materialmen's liens shall have been filed;

                      (ii) at the time of any disbursement, no Event of Default shall exist and no mechanics' or materialmen's liens shall have been filed against any of the Leased Premises and remain undischarged or unbonded;

                      (iii) disbursements shall be made from time to time in an amount not exceeding the cost of the work completed since the last disbursement, upon receipt of (A) satisfactory evidence, including architects' certificates, of the stage of completion, the estimated total cost of completion and performance of the work to date in a good and workmanlike manner in accordance with the contracts, plans and specifications, (B) waivers of liens, (C) contractors' and subcontractors' sworn statements as to completed work and the cost thereof for which payment is requested, (D) a satisfactory bringdown of title insurance and (E) other evidence of cost and payment so that Landlord can verify that the amounts disbursed from time to time are represented by work that is completed, in place and free and clear of mechanics' and materialmen's lien claims;

                      (iv) each request for disbursement shall be accompanied by a certificate of Tenant, signed by the president or a vice president of Tenant, describing the work for which payment is requested, stating the cost incurred in connection therewith, stating that Tenant has not previously received payment for such work and, upon completion of the work, also stating that the work has been fully completed and complies with the applicable requirements of this Lease;

                      (v) Landlord may retain ten percent (10%) of the Restoration Fund until the restoration is fully completed;

                      (vi) if the Restoration Fund is held by Landlord, the Restoration Fund shall not be commingled with Landlord's other funds and shall bear interest at a rate reasonably agreed to by Landlord and Tenant; and

                      (vii) such other reasonable and customary conditions as Landlord or Lender may impose.

                  (b) Prior to commencement of restoration and at any time during restoration, if the estimated cost of completing the restoration work free and clear of all liens, as determined by Landlord, exceeds the amount of the Net Award available for such restoration, the amount of such excess shall, upon demand by Landlord, be paid by Tenant to Landlord to be added to the Restoration Fund. Any sum so added by Tenant which remains in the Restoration Fund upon completion of restoration shall be refunded to Tenant. For purposes of determining the source of funds with respect to the disposition of funds remaining after the completion of restoration, the Net Award shall be deemed to be disbursed prior to any amount added by Tenant.

                  (c) If any sum remains in the Restoration Fund after completion of the restoration and any refund to Tenant pursuant to Paragraph 19(b), such sum shall be retained by Landlord or, if required by a Note or Mortgage, paid by Landlord to a Lender.

            20.   PROCEDURES UPON PURCHASE.

                  (a) If the Leased Premises or any Related Premises is purchased by Tenant pursuant to any provision of this Lease, Landlord need not convey any better title thereto than that which was conveyed to Landlord, and Tenant or its designee shall accept such title, subject, however, to the Permitted Encumbrances and to all other liens, exceptions and restrictions on, against or relating to any of the Leased Premises or the applicable Related Premises and to all applicable Laws, but free of the lien of and security interest created by any Mortgage or Assignment and liens, exceptions and restrictions on, against or relating to the Leased Premises or the applicable Related Premises which have been created by or resulted from acts or omissions of Landlord after the date of this Lease, unless the same are Permitted

Encumbrances or customary utility easements benefiting the Leased Premises or were created with the concurrence of Tenant or as a result of a default by Tenant under this Lease.

                  (b) Upon the date fixed for any such purchase of the Leased Premises or any of the Related Premises pursuant to any provision of this Lease (any such date the "PURCHASE DATE"), Tenant shall pay to Landlord, or to any Person to whom Landlord directs payment, the Relevant Amount therefor specified herein, in Federal Funds, less any credit of the Net Award received and retained by Landlord or a Lender allowed against the Relevant Amount, and Landlord shall deliver to Tenant (i) a special warranty deed which describes the premises being conveyed and conveys the title thereto as provided in Paragraph 20(a), (ii) such other instruments as shall be necessary to transfer to Tenant or its designee any other property (or rights to any Net Award not yet received by Landlord or a Lender) then required to be sold by Landlord to Tenant pursuant to this Lease and (iii) any Net Award received by Landlord, not credited to Tenant against the Relevant Amount and required to be delivered by Landlord to Tenant pursuant to this Lease; provided, that if any Monetary Obligations remain outstanding on such date, then Landlord may deduct from the Net Award the amount of such Monetary Obligations. If on the Purchase Date any Monetary Obligations remain outstanding and no Net Award is payable to Tenant by Landlord or the amount of such Net Award is less than the amount of the Monetary Obligations, then Tenant shall pay to Landlord on the Purchase Date the amount of such Monetary Obligations. Upon the completion of such purchase, this Lease and all obligations and liabilities of Tenant hereunder with respect to the applicable Related Premises (but not with respect to the Remaining Premises) shall terminate, except any Surviving Obligations.

                  (c) If the completion of such purchase shall be delayed after
(i) the Termination Date, in the event of a purchase pursuant to Paragraph 18 or, (ii) the date scheduled for such purchase, in the event of a purchase under any other provision of this Lease then (x) Rent shall continue to be due and payable until completion of such purchase and (y) at Landlord's sole option, Fair Market Value shall be redetermined and the Relevant Amount payable by Tenant pursuant to the applicable provision of this Lease shall be adjusted to reflect such redetermination.

                  (d) Any prepaid Monetary Obligations paid to Landlord shall be prorated as of the Purchase Date, and the prorated unapplied balance shall be deducted from the Relevant Amount due to Landlord; provided, that no apportionment of any Impositions shall be made upon any such purchase.

            21. ASSIGNMENT AND SUBLETTING; PROHIBITION AGAINST LEASEHOLD FINANCING.

                  (a) (i) Tenant shall have the right, upon thirty (30) days prior written notice to Landlord and Lender, with no consent of Landlord or Lender being required or necessary ("PREAPPROVED ASSIGNMENT") to assign this Lease by operation of law or otherwise to any Person ("PREAPPROVED ASSIGNEE")
(A) that is, and at all times during the Term continues to be, a wholly-owned subsidiary of Tenant or (B) that immediately following such assignment will have a publicly traded unsecured senior debt rating of "Baa2" or better from Moody's Investors Services, Inc. or a rating of "BBB" or better from S & P, and in the event all of such rating agencies cease to furnish such ratings, then a comparable rating by any rating agency reasonably acceptable to Landlord and Lender. or (c) that complies with the requirements of Paragraph 33(d) of this Lease.

                      (ii) If Tenant desires to assign this Lease, whether by operation of law or otherwise, to a Person ("NON-PREAPPROVED ASSIGNEE") who would not be a Preapproved

Assignee ("NON-PREAPPROVED ASSIGNMENT") then Tenant shall, not less than ninety
(90) days prior to the date on which it desires to make a Non-Preapproved Assignment submit to Landlord and Lender information regarding the following with respect to the Non-Preapproved Assignee (collectively, the "REVIEW CRITERIA"): (A) credit, (B) capital structure, (C) management, (D) operating history, (E) proposed use of the Leased Premises and (F) risk factors associated with the proposed use of the Leased Premises by the Non-Preapproved Assignee, taking into account factors such as environmental concerns, product liability and the like. Landlord and Lender shall review such information and shall approve or disapprove the Non-Preapproved Assignee no later than the thirtieth
(30th) day following receipt of all such information, and Landlord and Lender shall be deemed to have acted reasonably in granting or withholding consent if such grant or disapproval is based on their review of the Review Criteria applying prudent business judgment. In the event Landlord and Lender have not responded within such thirty (30) day period, the Non-Preapproved Assignment shall be deemed approved.

                  (b) Tenant shall have the right, upon thirty (30) days prior written notice to Landlord and Lender, to enter into one or more subleases that demise, in the aggregate, up to but not in excess of thirty percent (30%) of the gross space in the Improvements of each Related Premises with no consent or approval of Landlord being required or necessary ("Preapproved Sublet"). Other than pursuant to Preapproved Sublets, at no time during the Term shall subleases for more than thirty percent (30%) of the gross space in any Related Premises without the prior written consent of Landlord, which consent shall be granted or withheld based on a review of the Review Criteria as they relate to the proposed sublessee and the terms of the proposed sublease. Landlord and Lender shall be deemed to have acted reasonably in granting or withholding consent if such grant or disapproval is based on their review of the Review Criteria.

                  (c) If Tenant assigns all its rights and interest under this Lease, the assignee under such assignment shall expressly assume all the obligations of Tenant hereunder, actual or contingent, including obligations of Tenant which may have arisen on or prior to the date of such assignment, by a written instrument delivered to Landlord at the time of such assignment. Each sublease of any of the Related Premises shall be subject and subordinate to the provisions of this Lease. No assignment or sublease made as permitted by this Paragraph 21 shall affect or reduce any of the obligations of Tenant hereunder, and all such obligations shall continue in full force and effect as obligations of a principal and not as obligations of a guarantor, as if no assignment or sublease had been made. No assignment or sublease shall impose any additional obligations on Landlord under this Lease.

                  (d) With respect to any Preapproved Assignment or Preapproved Sublet, Tenant shall provide to Landlord information reasonably required by Landlord to establish that any proposed Preapproved Assignment or Preapproved Sublet satisfies the criteria set forth above.

                  (e) Tenant shall, within ten (10) days after the execution and delivery of any assignment or sublease, deliver a duplicate original copy thereof to Landlord which, in the event of an assignment, shall be in recordable form.

                  (f) As security for performance of its obligations under this Lease, Tenant hereby grants, conveys and assigns to Landlord all right, title and interest of Tenant in and to all subleases now in existence or hereafter entered into for any or all of the Leased Premises, any and all extensions, modifications and renewals thereof and all rents, issues and profits therefrom. Landlord hereby grants to Tenant a license to collect and enjoy all rents and other sums of money payable under any sublease of any of the Leased Premises, provided, however, that Landlord shall have the absolute right at any time upon notice to Tenant and any subtenants to revoke said license and to collect such rents and sums of money and to retain the same; provided that Tenant shall receive a credit against Rent next due and owing for any amounts so collected and retained by Landlord. Tenant shall not consent to, cause or allow any modification or alteration of any of the terms, conditions or covenants of any of the subleases or the termination thereof, without the prior written approval of Landlord, which consent shall not be unreasonably withheld or delayed, nor shall Tenant accept any rents more than thirty (30) days in advance of the accrual thereof nor do nor permit anything to be done, the doing of which, nor omit or refrain from doing anything, the omission of which, will or could be a breach of or default in the terms of any of the subleases.

                  (g) Tenant shall not have the power to mortgage, pledge or otherwise encumber its interest under this Lease or any sublease of the Leased Premises, and any such mortgage, pledge or encumbrance made in violation of this Paragraph 21 shall be void and of no force and effect.

                  (h) Subject to the provisions of Paragraph 36 hereof, Landlord may sell or transfer the Leased Premises at any time without Tenant's consent to any third party (each a "Third Party Purchaser"). In the event of any such transfer, Tenant shall attorn to any Third Party Purchaser as Landlord so long as such Third Party Purchaser and Landlord notify Tenant in writing of such transfer and such Third Party Purchaser agrees in writing to perform Landlord's obligations under this Lease. At the request of Landlord, Tenant will execute such documents confirming the agreement referred to above and such other agreements as Landlord may reasonably request, provided that such agreements do not increase the liabilities and obligations of Tenant hereunder.

            22.   EVENTS OF DEFAULT.

                  (a) The occurrence of any one or more of the following (after expiration of any applicable cure period as provided in Paragraph 22(b)) shall, at the sole option of Landlord, constitute an "EVENT OF DEFAULT" under this
Lease:

                      (i) a failure by Tenant to make any payment of any Monetary Obligation, regardless of the reason for such failure;

                      (ii) a failure by Tenant duly to perform and observe, or a violation or breach of, any other provision hereof not otherwise specifically mentioned in this Paragraph 22(a);

                      (iii) any representation or warranty made by Tenant herein or in any certificate, demand or request made pursuant hereto proves to be incorrect, now or hereafter, in any material respect;

                      (iv) a default beyond any applicable cure period or at maturity by Tenant or any Guarantor in any payment of principal or interest on any obligations for borrowed money having an original principal balance of $5,000,000 or more in the aggregate, or in the performance of any other provision contained in any instrument under which any such obligation is created or secured (including the breach of any covenant thereunder), (x) if such payment is a payment at maturity or a final payment, or (y) if an effect of such default is to cause such obligation to become due prior to its stated maturity;

                      (v) a default by Tenant or any Guarantor beyond any applicable cure period in the payment of rent under, or in the performance of any other material provision of, any other lease between Landlord or any affiliate or Subsidiary of Landlord or Corporate Property Associates 14 Incorporated that has, in the aggregate, rental obligations over the term thereof of $5,000,000 or more if the landlord under any such lease commences to exercise its remedies thereunder;

                      (vi) a final, non-appealable judgment or judgments for the payment of money in excess of $1,000,000 in the aggregate shall be rendered against Tenant or any Guarantor and the same shall remain undischarged for a period of sixty (60) consecutive days;

                      (vii) Tenant shall (A) voluntarily be adjudicated a bankrupt or insolvent, (B) seek or consent to the appointment of a receiver or trustee for itself or for any of the Related Premises, (C) file a petition seeking relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, (D) make a general assignment for the benefit of creditors, or (E) be unable to pay its debts as they mature;

                      (viii)a court shall enter an order, judgment or decree appointing, without the consent of Tenant, a receiver or trustee for it or for any of the Related Premises or approving a petition filed against Tenant which seeks relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, and such order, judgment or decree shall remain undischarged or unstayed ninety (90) days after it is entered;

                      (ix) any of the Related Premises shall have been vacated (unless required with respect to a Casualty or Alterations) or shall have been abandoned;

                      (x) Tenant shall be liquidated or dissolved or shall begin proceedings towards its liquidation or dissolution;

                      (xi) the estate or interest of Tenant in any of the Related Premises shall be levied upon or attached in any proceeding and such estate or interest is about to be sold or transferred or such process shall not be vacated or discharged within ninety (90) days after it is made;

                      (xii) a failure by Tenant to perform or observe, or a violation or breach of, or a misrepresentation by Tenant under, any provision of any Assignment or any other document between Tenant and Lender, if such failure, violation, breach or misrepresentation gives rise to a default beyond any applicable cure period with respect to any Loan;

                      (xiii) a failure by Tenant to maintain in effect any license or permit necessary for the use, occupancy or operation of any of the Related Premises;

                      (xiv) The breach of any Covenant shall occur; or

                      (xv) an Event of Default (as defined in the Guaranty) beyond any applicable cure period shall occur under the Guaranty.

                  (b) No notice or cure period shall be required in any one or more of the following events except as specifically set forth in such clause:
(A) the occurrence of an Event of Default under clause (i) (except as otherwise set forth below), (iii), (iv), (v), (vi), (vii), (viii), (ix), (x), (xi), (xii),
(xiii), (xiv) or (xv) of Paragraph 22(a); (B) an assignment or sublease entered into in violation of Paragraph 21; or (C) the default is such that any delay in the exercise of a remedy by Landlord could reasonably be expected to cause irreparable harm to Landlord. If the default consists of the failure to pay any Monetary Obligation under clause (i) of Paragraph 22(a), the applicable cure period shall be five (5) days from the date on which notice is given, but Landlord shall not be obligated to give notice of, or allow any cure period for, any such default more than twice within any Lease Year. If the default consists of a default under clause (ii) of Paragraph 22(a), other than the events specified in clauses (B) and (C) of the first sentence of this Paragraph 22(b), the applicable cure period shall be thirty (30) days from the date on which notice is given or, if the default cannot be cured within such thirty (30) day period and delay in the exercise of a remedy would not (in Landlord's reasonable judgment) cause any material adverse harm to Landlord or any of the Leased Premises, the cure period shall be extended for the period required to cure the default (but such cure period, including any extension, shall not in the aggregate exceed the cure period permitted under the terms of the Mortgage then in effect), provided that Tenant shall commence to cure the default within the said thirty-day period and shall actively, diligently and in good faith proceed with and continue the curing of the default until it shall be fully cured.

            23.   REMEDIES AND DAMAGES UPON DEFAULT.

                  (a) If an Event of Default shall have occurred and is continuing, Landlord shall have the right, at its sole option, then or at any time thereafter, to exercise its remedies and to collect damages from Tenant in accordance with this Paragraph 23, subject in all events to applicable Law, without demand upon or notice to Tenant except as otherwise provided in Paragraph 22(b) and this Paragraph 23.

                      (i) Landlord may give Tenant notice of Landlord's intention to terminate this Lease on a date specified in such notice. Upon such date, this Lease, the estate hereby granted and all rights of Tenant hereunder shall expire and terminate. Upon such termination, Tenant shall immediately surrender and deliver possession of the Leased Premises to Landlord in accordance with Paragraph 26. If Tenant does not so surrender and deliver possession of all of the Leased Premises, Landlord may re-enter and repossess any of the Leased Premises by summary proceedings or any other legal proceedings. Upon or at any time after taking possession of any of the Leased Premises, Landlord may, by peaceable means or legal process, remove any Persons or property therefrom. Landlord shall be under no liability to Tenant or any other Person for or by reason of any such entry, repossession or removal. Notwithstanding such entry or repossession, Landlord may (A) exercise the remedy set forth in and collect the damages permitted by Paragraph 23(a)(iii) or (B) collect the damages set forth in Paragraph 23(b)(i) or 23(b)(ii).

                      (ii) After repossession of any of the Leased Premises pursuant to clause (i) above, Landlord shall have the right to relet any of the Leased Premises to such tenant or tenants, for such term or terms, for such rent, on such conditions and for such uses as Landlord in its sole discretion may determine, and collect and receive any rents payable by reason of such reletting. Landlord may make such Alterations in connection with such reletting as it may deem advisable in its sole discretion. Notwithstanding any such reletting, Landlord may collect the damages set forth in Paragraph 23(b)(ii).

                      (iii) Landlord may, upon notice to Tenant, require Tenant to make an irrevocable offer to terminate this Lease in its entirety for an amount (the "DEFAULT TERMINATION AMOUNT") specified in the next sentence. The "Default Termination Amount" shall be the greatest of (A) the sum of the Fair Market Value of the Leased Premises and the applicable Prepayment Premium which Landlord will be required to pay in prepaying any Loan with proceeds of the Default Termination Amount or (B) the sum of the Acquisition Cost and the applicable Prepayment Premium which Landlord will be required to pay in prepaying any Loan with proceeds of the Default Termination Amount or (C) an amount equal to the Present Value of the entire Basic Rent from the date of such purchase to the date on which the Term would expire, assuming that the Term has been extended for all extension periods, if any, provided for in this Lease. Upon such notice to Tenant, Tenant shall be deemed to have made such offer and shall, if requested by Landlord, within ten (10) days following such request, deposit with Landlord as payment against the Default Termination Amount the amount described in (B) above, Landlord and Tenant shall promptly commence to determine Fair Market Value. Within thirty (30) days after the Fair Market Value Date, Landlord shall accept or reject such offer. If Landlord accepts such offer then, on the tenth (10th) business day after such acceptance, Tenant shall pay to Landlord the Default Termination Amount and, at the request of Tenant, Landlord will convey the Leased Premises to Tenant or its designee in accordance with Paragraph 20. Any rejection by Landlord of such offer shall have no effect on any other remedy Landlord may have under this Lease.

                      (iv) Landlord may declare by notice to Tenant the entire Basic Rent (in the amount of Basic Rent then in effect) for the remainder of the then current Term to be immediately due and payable. Tenant shall immediately pay to Landlord all such Basic Rent discounted to its Present Value, all accrued Rent then due and unpaid, all other Monetary Obligations which are then due and unpaid and all Monetary Obligations which arise or become due by reason of such Event of Default (including any Costs of Landlord). Upon receipt by Landlord of all such accelerated Basic Rent and Monetary Obligations, this Lease shall remain in full force and effect and Tenant shall have the right to possession of the Leased Premises from the date of such receipt by Landlord to the end of the Term, and subject to all the provisions of this Lease, including the obligation to pay all increases in Basic Rent and all Monetary Obligations that subsequently become due, except that (A) no Basic Rent which has been prepaid hereunder shall be due thereafter during the said Term, (B) Tenant shall have no option to extend or renew the Term and (C) Tenant shall have no further rights under Paragraph 36.

                  (b) The following constitute damages to which Landlord shall be entitled if Landlord exercises its remedies under Paragraph 23(a)(i) or 23(a)(ii):

                      (i) If Landlord exercises its remedy under Paragraph 23(a)(i) but not its remedy under Paragraph 23(a)(ii) (or attempts to exercise such remedy and is unsuccessful in reletting the Leased Premises) then, upon written demand from Landlord, Tenant shall pay to Landlord, as liquidated and agreed final damages for Tenant's default and in lieu of all current damages beyond the date of such demand (it being agreed that it would be impracticable or extremely difficult to fix the actual damages), an amount equal to the Present Value of the excess, if any, of (A) all Basic Rent from the date of such demand to the date on which the Term is scheduled to expire hereunder in the absence of any earlier termination, re-entry or repossession over (B) the then fair market rental value of the Leased Premises for the same period. Tenant shall also pay to Landlord all of Landlord's Costs in connection with the repossession of the Leased Premises and any attempted reletting thereof, including all brokerage commissions, legal expenses, reasonable attorneys' fees, employees' expenses, costs of Alterations and expenses and preparation for reletting.

                      (ii) If Landlord exercises its remedy under Paragraph 23(a)(i) or its remedies under Paragraph 23(a)(i) and 23(a)(ii), then Tenant shall, until the end of what would have been the Term in the absence of the termination of the Lease, and whether or not any of the Leased Premises shall have been relet, be liable to Landlord for, and shall pay to Landlord, as liquidated and agreed current damages all Monetary Obligations which would be payable under this Lease by Tenant in the absence of such termination less the net proceeds, if any, of any reletting pursuant to Paragraph 23(a)(ii), after deducting from such proceeds all of Landlord's

Costs (including the items listed in the last sentence of Paragraph 23(b)(i) hereof) incurred in connection with such repossessing and reletting; provided, that if Landlord has not relet the Leased Premises, such Costs of Landlord shall be considered to be Monetary Obligations payable by Tenant. Tenant shall be and remain liable for all sums aforesaid, and Landlord may recover such damages from Tenant and institute and maintain successive actions or legal proceedings against Tenant for the recovery of such damages. Nothing herein contained shall be deemed to require Landlord to wait to begin such action or other legal proceedings until the date when the Term would have expired by its own terms had there been no such Event of Default.

                  (c) Notwithstanding anything to the contrary herein contained, in lieu of or in addition to any of the foregoing remedies and damages, Landlord may exercise any remedies and collect any damages available to it at law or in equity. If Landlord is unable to obtain full satisfaction pursuant to the exercise of any remedy, it may pursue any other remedy which it has hereunder or at law or in equity.

                  (d) Landlord shall not be required to mitigate any of its damages hereunder unless required to by applicable Law. If any Law shall validly limit the amount of any damages provided for herein to an amount which is less than the amount agreed to herein, Landlord shall be entitled to the maximum amount available under such Law.

                  (e) No termination of this Lease, repossession or reletting of any of the Leased Premises, exercise of any remedy or collection of any damages pursuant to this Paragraph 23 shall relieve Tenant of any Surviving Obligations.

                  (f) WITH RESPECT TO ANY REMEDY OR PROCEEDING OF LANDLORD OR TENANT HEREUNDER, LANDLORD AND TENANT HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY.

                  (g) Upon the occurrence of any Event of Default, Landlord shall have the right (but no obligation) to perform any act required of Tenant hereunder and, if performance of such act requires that Landlord enter the Leased Premises, Landlord may enter the Leased Premises for such purpose.

                  (h) No failure of Landlord (i) to insist at any time upon the strict performance of any provision of this Lease or (ii) to exercise any option, right, power or remedy contained in this Lease shall be construed as a waiver, modification or relinquishment thereof. A receipt by Landlord of any sum in satisfaction of any Monetary Obligation with knowledge of the breach of any provision hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision hereof shall be deemed to have been made unless expressed in a writing signed by Landlord.

                  (i) Tenant hereby waives and surrenders, for itself and all those claiming under it, including creditors of all kinds, (i) any right and privilege which it or any of them may have under any present or future Law to redeem any of the Leased Premises or to have a continuance of this Lease after termination of this Lease or of Tenant's right of occupancy or possession pursuant to any court order or any provision hereof, and (ii) the benefits of any present or future Law which exempts property from liability for debt or for distress for rent.

                  (j) Except as otherwise provided herein, all remedies are cumulative and concurrent and no remedy is exclusive of any other remedy. Each remedy may be exercised at any time an Event of Default has occurred and is continuing and may be exercised from time to time, provided, however, that in no event shall Landlord be entitled to collect from Tenant amounts due under Paragraph 23(a)(iii) if Landlord receives from Tenant all amounts under Paragraph 23(a)(iv) or if Landlord receives from Tenant all amounts due under Paragraph 23(a)(iv), Landlord shall not be entitled to collect from Tenant amounts due under Paragraph 23(a)(iii). No remedy shall be exhausted by any exercise thereof.

            24. NOTICES. All notices, demands, requests, consents, approvals, offers, statements and other instruments or communications required or permitted to be given pursuant to the provisions of this Lease shall be in writing and shall be deemed to have been given and received for all purposes when delivered in person or by Federal Express or other reliable 24-hour delivery service or five (5) business days after being deposited in the United States mail, by registered or certified mail, return receipt requested, postage prepaid, addressed to the other party at its address stated above or when delivery is refused. A copy of any notice given by Tenant to Landlord shall simultaneously be given by Tenant to Reed Smith Shaw & McClay LLP, One Liberty Place, Philadelphia, PA 19103, Attention: Chairman, Real Estate Department and any notice by Landlord to Tenant shall simultaneously be given to Paul, Hastings, Janofsky & Walker LLP, 399 Park Avenue, New York, New York 10022, Attention:
Ivan J. Wolpert. For the purposes of this Paragraph, any party may substitute another address stated above (or substituted by a previous notice) for its address by giving fifteen (15) days' notice of the new address to the other party, in the manner provided above.

            25. ESTOPPEL CERTIFICATE. At any time upon not less than ten (10) days' prior written request by either Landlord or Tenant (the "REQUESTING PARTY") to the other party (the "RESPONDING PARTY"), the Responding Party shall deliver to the Requesting Party a statement in writing, executed by an authorized officer of the Responding Party, certifying (a) that, except as otherwise specified, this Lease is unmodified and in full force and effect, (b) the dates to which Basic Rent, Additional Rent and all other Monetary Obligations have been paid, (c) that, to the knowledge of the signer of such certificate and except as otherwise specified, no default by either Landlord or Tenant exists hereunder, (d) such other matters as the Requesting Party may reasonably request, and (e) if Tenant is the Responding Party that, except as otherwise specified, there are no proceedings pending or, to the knowledge of the signer, threatened, against Tenant before or by any court or administrative agency which, if adversely decided, would materially and adversely affect the financial condition and operations of Tenant. Any such statements by the Responding Party may be relied upon by the Requesting Party, any Person whom the Requesting Party notifies the Responding Party in its request for the Certificate is an intended recipient or beneficiary of the Certificate, any Lender or their assignees and by any prospective purchaser or mortgagee of any of the Leased Premises. Any certificate required under this Paragraph 25 and delivered by Tenant shall state that, in the opinion of each person signing the same, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to the subject matter of such certificate, and shall briefly state the nature of such examination or investigation.

            26. SURRENDER. Upon the expiration or earlier termination of this Lease, Tenant shall peaceably leave and surrender the Leased Premises to Landlord in the same condition in which the Leased Premises was at the commencement of this Lease, except as repaired, rebuilt, restored, altered, replaced or added to as permitted or required by any provision of this Lease, and except for ordinary wear and tear. Upon such surrender, Tenant shall (a) remove from the Leased Premises all property which is owned by Tenant or third parties other than Landlord and (b) repair any damage caused by such removal. Property not so removed shall become the property of Landlord, and Landlord may thereafter cause such property to be removed from the Leased Premises. The cost of removing and disposing of such property and repairing any damage to any of the Leased Premises caused by such removal shall be paid by Tenant to Landlord upon demand. Landlord shall not in any manner or to any extent be obligated to reimburse Tenant for any such property which becomes the property of Landlord pursuant to this Paragraph 26.

            27. NO MERGER OF TITLE. There shall be no merger of the leasehold estate created by this Lease with the fee estate in any of the Leased Premises by reason of the fact that the same Person may acquire or hold or own, directly or indirectly, (a) the leasehold estate created hereby or any part thereof or interest therein and (b) the fee estate in any of the Leased Premises or any part thereof or interest therein, unless and until all Persons having any interest in the interests described in (a) and (b) above which are sought to be merged shall join in a written instrument effecting such merger and shall duly record the same.

            28.   BOOKS AND RECORDS.

                  (a) Tenant shall keep adequate records and books of account with respect to the finances and business of Tenant generally and with respect to the Leased Premises, in accordance with generally accepted accounting principles ("GAAP") consistently applied, and shall permit Landlord and Lender by their respective agents, accountants and attorneys, upon reasonable notice to Tenant, to visit and inspect the Leased Premises and examine the records and books of account and to discuss the finances and business with the officers of Tenant, at such reasonable times as may be requested by Landlord. Upon the request of Lender or Landlord (either telephonically or in writing), Tenant shall provide the requesting party with copies of any information to which such party would be entitled in the course of a personal visit.

                  (b) Tenant shall deliver to Landlord and to Lender within ninety (90) days of the close of each fiscal year, annual audited financial statements of Tenant prepared by nationally recognized independent certified public accountants. Tenant shall also furnish to Landlord within forty-five (45) days after the end of each of the three remaining quarters unaudited financial statements and all other quarterly reports of Tenant, certified by Tenant's chief financial officer, and all filings, if any, of Form 10-K, Form 10-Q and other required filings with the Securities and Exchange Commission pursuant to the provisions of the Securities Exchange Act of 1934, as amended, or any other Law. All financial statements shall be prepared in accordance with GAAP consistently applied. All annual financial statements shall be accompanied (i) by an opinion of said accountants stating that (A) there are no qualifications as to the scope of the audit and (B) the audit was performed in accordance with GAAP and (ii) by the affidavit of the president or a vice president of Tenant, dated within five (5) days of the delivery of such statement, stating that (C) the affiant knows of no Event of Default, or event which, upon notice or the passage of time or both, would become an Event of Default which has occurred and is continuing hereunder or, if any such event has occurred and is continuing, specifying the nature and period of existence thereof and what action Tenant has taken or proposes to take with respect thereto and (D) except as otherwise specified in such affidavit, that Tenant has fulfilled all of its obligations under this Lease which are required to be fulfilled on or prior to the date of such affidavit.

                  (c) Landlord, Lender and their respective agents, accountants and attorneys, shall consider and treat on a strictly confidential basis (i) any information contained in the books and records of Tenant, (ii) any copies of any books and records of Tenant, and any financial statements of Tenant pursuant to Paragraph 28(b) which are delivered to or received by them and which are conspicuously stamped "CONFIDENTIAL" sent with a cover letter clearly indicating such status.

The restrictions contained in this Paragraph 28(c) shall not prevent disclosure by Landlord or Lender of any information in any of the following circumstances:

                      (i) Upon the order of any court or administrative agency to the extent required by such order and not effectively stayed or by appeal or otherwise;

                      (ii) Upon the request, demand or requirement of any regulatory agency or authority having jurisdiction over such party, including the Securities and Exchange Commission (whether or not such request or demand has the force of law);

                      (iii) That has been publicly disclosed other than by breach of this Paragraph 28(c) by Lender or Landlord or by any other Person who has agreed with Landlord or Lender to abide by the provisions of this Paragraph 28(c);

                      (iv) To counsel or accountants for Lender or Landlord or counsel or accountants for such other Person who has agreed to abide by the provisions of this Paragraph 28(c);

                      (v) By Lender in connection with the securitization of a Loan to the investors therein, the underwriter of securities backed by such Loan and representatives of a nationally recognized statistical rating agency.

                      (vi) While an Event of Default exists, in connection with any judicial proceedings;

                      (vii) Independently developed by Landlord or Lender to the extent that confidential information provided by Tenant is not used to develop such information;

                      (viii) In any reporting to the shareholder of Landlord;

                      (ix) As otherwise required by Law.

            29.   DETERMINATION OF VALUE.

                  (a) Whenever a determination of Fair Market Value is required pursuant to any provision of this Lease, such Fair Market Value shall be determined in accordance with the following procedure:

                      (i) Landlord and Tenant shall endeavor to agree upon such Fair Market Value within thirty (30) days after the date (the "APPLICABLE INITIAL DATE") on which (A) Tenant provides Landlord with notice of its intention to terminate this Lease and purchase the Affected Premises pursuant to Paragraph 18, (B) Landlord provides Tenant with notice of its intention to redetermine Fair Market Value pursuant to Paragraph 20(c), (C) Landlord provides Tenant with notice of Landlord's intention to require Tenant to make an offer to purchase the Leased Premises pursuant to Paragraph 23(a)(iii) or (D) Landlord receives an Option Exercise Notice. Upon reaching such agreement, the parties shall execute an agreement setting forth the amount of such Fair Market Value.

                      (ii) If the parties shall not have signed such agreement within thirty (30) days after the Applicable Initial Date, Tenant shall within fifty (50) days after the Applicable Initial Date select an appraiser and notify Landlord in writing of the name, address and qualifications of such appraiser. Within twenty (20) days following Landlord's receipt of Tenant's notice of the appraiser selected by Tenant, Landlord shall select an appraiser and notify Tenant of the name, address and qualifications of such appraiser. Such two appraisers shall endeavor to agree upon Fair Market Value based on a written appraisal made by each of them as of the Relevant Date (and given to Landlord by Tenant). If such two appraisers shall agree upon a Fair Market Value, the amount of such Fair Market Value as so agreed shall be binding and conclusive upon Landlord and Tenant.

                      (iii) If such two appraisers shall be unable to agree upon a Fair Market Value within twenty (20) days after the selection of an appraiser by Landlord, then such appraisers shall advise Landlord and Tenant of their respective determination of Fair Market Value and shall select a third appraiser to make the determination of Fair Market Value. The selection of the third appraiser shall be binding and conclusive upon Landlord and Tenant.

                      (iv) If such two appraisers shall be unable to agree upon the designation of a third appraiser within ten (10) days after the expiration of the twenty (20) day period referred to in clause (iii) above, or if such third appraiser does not make a determination of Fair Market Value within twenty
(20) days after his selection, then such third appraiser or a substituted third appraiser, as applicable, shall, at the request of either party hereto, be appointed by the President or Chairman of the American Arbitration Association in New York, New York. The determination of Fair Market Value made by the third appraiser appointed pursuant hereto shall be made within twenty (20) days after such appointment.

                      (v) If a third appraiser is selected, Fair Market Value shall be the average of the determination of Fair Market Value made by the third appraiser and the determination of Fair Market Value made by the appraiser (selected pursuant to Paragraph 29(a)(ii) hereof) whose determination of Fair Market Value is nearest to that of the third appraiser. Such average shall be binding and conclusive upon Landlord and Tenant.

                      (vi) All appraisers selected or appointed pursuant to this Paragraph 29(a) shall (A) be independent qualified MAI appraisers (B) have no right, power or authority to alter or modify the provisions of this Lease, (C) utilize the definition of Fair Market Value hereinabove set forth above, and (D) be registered in the State if the State provides for or requires such registration.

                      (vii) The Cost of the procedure described in this Paragraph 29(a) above shall be borne by Tenant.

                  (b) If, by virtue of any delay, Fair Market Value is not determined by the expiration or termination of the then current Term, then the date on which the Term would otherwise expire or terminate shall be extended with respect to the Leased Premises or the Affected Premises, as applicable, to the date specified for termination in the particular provision of this Lease pursuant to which the determination of Fair Market Value is being made.

                  (c) In determining Fair Market Value as defined in clause (b) of the definition of Fair Market Value, the appraisers shall add (a) the present value of the Rent for the remaining Term, assuming the Term has been extended for all extension periods provided herein (with assumed increases in the CPI to be determined by the appraisers) using a discount rate (which may be determined by an investment banker retained by each appraiser) based on the creditworthiness of Tenant and (b) the present value of the Leased Premises as of the end of such Term (having assumed the Term has been extended for all extension periods provided herein). The appraisers shall further assume that no default then exists under the Lease, that Tenant has complied (and will comply) with all provisions of the Lease, and that Tenant has not violated (and will not violate) any of the Covenants.

            30.   NON-RECOURSE.

                  (a) Anything contained herein to the contrary notwithstanding, any claim based on or in respect of any liability of Landlord under this Lease shall be enforced only against the Leased Premises and not against any other assets, properties or funds of (i) Landlord, (ii) any director, officer, member, general partner, shareholder, limited partner, beneficiary, employee or agent of Landlord or any general partner of Landlord or any of its members or general partners (or any legal representative, heir, estate, successor or assign of any thereof), (iii) any predecessor or successor partnership or corporation (or other entity) of Landlord or any of its general partners, shareholders, officers, directors, members, employees or agents, either directly or through Landlord or its general partners, shareholders, officers, directors, employees or agents or any predecessor or successor partnership or corporation (or other entity), or (iv) any Person affiliated with or manager or advisor of any of the foregoing, or any director, officer, employee or agent of any thereof.

                  (b) Anything contained herein to the contrary notwithstanding, any claim based on or in respect of any liability of Tenant under this Lease shall be enforced only against the assets, properties and funds of Tenant and not against the assets, properties or funds of any director, officer, shareholder or employee of Tenant.

            31. FINANCING. If Landlord desires to obtain or refinance any Loan, Tenant shall negotiate in good faith with Landlord concerning any request made by any Lender or proposed Lender for non-material and non-monetary changes or modifications in this Lease. In particular, Tenant shall agree, upon request of Landlord, to supply any such Lender with such notices and information as Tenant is required to give to Landlord hereunder and to extend the rights of Landlord hereunder to any such Lender and to consent to such financing if such consent is requested by such Lender. Tenant shall provide any other consent or statement and shall execute any and all other documents that such Lender requires in connection with such financing, including any environmental indemnity agreement and subordination, non-disturbance and attornment agreement, so long as the same do not materially adversely affect any right, benefit or privilege of Tenant under this Lease or materially increase Tenant's obligations under this Lease. Such subordination, nondisturbance and attornment agreement may require Tenant to confirm that (a) Lender and its assigns will not be liable for any misrepresentation, act or omission of Landlord and (b) Lender and its assigns will not be subject to any counterclaim, demand or offsets which Tenant may have against Landlord.

            32. SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT. This Lease and Tenant's interest hereunder shall be subordinate to any Mortgage or other security instrument hereafter placed upon the Leased Premises by Landlord, and to any and all advances made or to be made thereunder, to the interest thereon, and all renewals, replacements and extensions thereof, provided that any such Mortgage or other security instrument (or a separate instrument in recordable form duly executed by the holder of any such Mortgage or other security instrument and delivered to Tenant) shall provide for the recognition of this Lease and all Tenant's rights hereunder unless and until an Event of Default exists or Landlord shall have the right to terminate this Lease pursuant to any applicable provision hereof.

            33.   FINANCIAL COVENANTS.

                  (a) Tenant shall, and shall cause each of its Subsidiaries to, maintain its corporate existence, rights and franchises in full force and effect in its jurisdiction of incorporation. Tenant shall, and shall cause its Subsidiaries to qualify and remain qualified as a corporation in each jurisdiction in which failure to receive or retain such qualification would have an adverse effect on the business, operations or financial condition of the enterprise comprised of the Tenant and its Subsidiaries taken as a whole.

                  (b) The Tenant shall not consolidate with or merge into any other Person unless, immediately following such consolidation or merger, the surviving corporation shall have, on a proforma basis, Consolidated Net Worth of not less than the greater of (A) Seventy-five Million Dollars ($75,000,000), or
(B) the Tenant's Consolidated Net Worth immediately preceding such consolidation or merger.

                  (c) The Tenant shall not make any substantial change in the nature of its business.

                  (d) Tenant shall not in a single transaction sell or convey, transfer, abandon or lease all or substantially all of its assets to any Person. Notwithstanding the foregoing, Tenant shall have the right in a single transaction or a series of related transactions to sell or convey all or substantially all of its assets to a Person if the following conditions are met:

                      (i) the assignment is otherwise in accordance with the requirements of Paragraph 21 of the Lease; and

                      (ii) immediately after such transaction, on a proforma basis, such Person shall have a Consolidated Net Worth of not less than the greater of (A) the Consolidated Net Worth of Tenant on the date hereof, (B) the Tenant's Consolidated Net Worth immediately preceding such transaction, (C) the senior management of such Person shall have not less than seven (7) years experience in the business of Tenant, and (D) this Lease is assigned to such Person.

            34. BIFURCATION OF LEASE . Upon the written request and at the cost of Landlord, Tenant agrees that the Lease (including all economic terms) shall be bifurcated with respect to the Leased Premises, and if the bifurcation is in connection with the sale of any one or more of the Related Premises (any such premises, a "Landlord Sale Premises"), (i) Tenant will attorn to any purchaser with respect to the Landlord Sale Premises purchased so long as such purchaser assumes the obligations of Landlord under the Lease with respect to the Landlord Sale Premises; and (ii) the terms of the Lease will remain in full force and effect with respect to the Landlord Sale Premises except that the Basic Rent will be that percentage of the then Basic Rent which is allocated to the Landlord Sale Premises as set forth on EXHIBIT "F" ----------- attached hereto and made a part hereof; and (iii) the terms of the Lease will remain in full force and effect with respect to the remaining Related Premises except that the Basic Rent will be the sum of the percentages of the then Basic Rent which is allocated to the remaining Related Premises as set forth on EXHIBIT "F" attached hereto ----------- and made a part hereof. At the request of Landlord, Tenant will execute such documents confirming the agreements referred to above and such other agreements as Landlord may reasonably request provided that such agreements will not result in any cost to Tenant and will not increase the liabilities and obligations of Tenant hereunder.

            35. TAX TREATMENT; REPORTING. Landlord and Tenant each acknowledge that each shall treat this transaction as a true lease for state law purposes and shall report this transaction as a Lease for Federal income tax purposes. For Federal income tax purposes each shall report this Lease as a true lease with Landlord as the owner of the Leased Premises and Equipment and Tenant as the lessee of such Leased Premises and Equipment including: (1) treating Landlord as the owner of the property eligible to claim depreciation deductions under Section 167 or 168 of the Internal Revenue Code of 1986 (the "CODE") with respect to the Leased

Premises and Equipment, (2) Tenant reporting its Rent payments as rent expense under Section 162 of the Code, and (3) Landlord reporting the Rent payments as rental income.

            36.   OPTION TO PURCHASE.

                  (a) Landlord does hereby give and grant to Tenant the option (the "OPTION") to purchase the Leased Premises (i) for the Purchase Price and
(ii) on any date (the "OPTION PURCHASE DATE") (A) within the thirty (30) day period prior to the last day of the one hundred eightieth (180th) calendar month following the Initial Term Commencement Date (the "FIRST OPTION") or, (B) if the First Option is not exercised, within the thirty (30) day period prior to the last day of the two hundred fortieth (240th) calendar month following the Initial Term Commencement Date (the "SECOND OPTION"), in either case if and only if this Lease is then in full force and effect. The Option Purchase Date shall be mutually agreeable to Landlord and Tenant. If Tenant intends to exercise either the First Option or the Second Option, Tenant shall give written notice ("OPTION EXERCISE NOTICE") to Landlord that it is making an irrevocable exercise not later than twelve (12) months prior to the first day of the one hundred eightieth (180th) month following the Initial Term Commencement Date or, if the First Option is not exercised, twelve (12) months prior to the first day of the two hundred fortieth (240th) month following the Initial Term Commencement Date. Promptly upon receipt of the Option Exercise Notice by Landlord, the parties shall commence to determine Fair Market Value.

                  (b) If Tenant shall exercise the Option to purchase the Leased Premises, on the later to occur of (i) the Option Purchase Date, but no later than the last day of the one hundred eightieth (180th) calendar month following the Initial Term Commencement Date with respect to the First Option, or if the Second Option is exercised, no later than the last day of the two hundred fortieth (240th) calendar month following the Initial Term Commencement Date or
(ii) the date when Tenant has paid the Purchase Price and has satisfied all other Monetary Obligations, Landlord shall convey title to the Leased Premises to Tenant in accordance with Paragraph 20 hereof; provided that if an Event of Default has occurred and is continuing on the Option Purchase Date, Landlord, at its sole option, may terminate the Option. IF THIS LEASE SHALL TERMINATE FOR ANY REASON PRIOR TO THE DATE ORIGINALLY FIXED HEREIN FOR THE EXPIRATION OF THE TERM, OR IF TENANT SHALL FAIL TO GIVE THE AFORESAID OPTION EXERCISE NOTICE WITH RESPECT TO THE FIRST OPTION AND, IF APPLICABLE, THE SECOND OPTION BY THE REQUIRED DATE, TIME BEING OF THE ESSENCE, THE FIRST OPTION OR, IF APPLICABLE, THE SECOND OPTION PROVIDED IN THIS PARAGRAPH 36 AND ANY EXERCISE THEREOF BY TENANT SHALL CEASE AND TERMINATE AND SHALL BE NULL AND VOID. IN SUCH EVENT TENANT SHALL EXECUTE A QUITCLAIM DEED AND SUCH OTHER DOCUMENTS AS LANDLORD SHALL REASONABLY REQUEST EVIDENCING THE TERMINATION OF THE FIRST OPTION AND, IF APPLICABLE, THE SECOND OPTION.

            37.   SECURITY DEPOSIT.

                  (a) Concurrently with the execution of this Lease, Tenant shall deliver to Landlord a security deposit in the amount of Six Hundred Thousand and No/100 ($600,000) (the "SECURITY DEPOSIT"). The Security Deposit shall be in the form of (i) an irrevocable Letter of Credit (the "LETTER OF CREDIT") issued by a bank reasonably acceptable to Landlord and in form and substance reasonably acceptable to Landlord or (ii) a transferable certificate of deposit (the "CERTIFICATE OF Deposit") from a bank reasonably acceptable to Landlord and in form and substance reasonably acceptable to Landlord. The Security Deposit shall remain in full force and effect as security for the payment by Tenant of the Rent and all other charges or payments to be paid hereunder and the performance of the covenants and obligations contained herein. The Letter of Credit or Certificate of Deposit, as the case may be, shall, either provide for automatic renewals or be renewed at least thirty (30) days prior to any expiration thereof. If the Letter of Credit or Certificate of Deposit has not been renewed by such date, time being of the essence, Landlord shall have the right at any time after the thirtieth (30th) day before such expiration date to draw on the Letter of Credit or Certificate of Deposit, in which event the proceeds ("CASH SECURITY DEPOSIT") shall be deposited in an interest-bearing account and held in accordance with all applicable Legal Requirements and subject to the terms of this Lease. At any time and from time to time, Tenant shall have the right to provide a Letter of Credit or Certificate of Deposit to Landlord in substitution for a Cash Security Deposit, and upon the delivery of the Letter of Credit or Certificate of Deposit to Landlord in substitution for a Cash Security Deposit, the Cash Security Deposit and all interest that has accrued thereon and has not previously been paid to Tenant will be delivered to Tenant.

                  (b) Notwithstanding anything to the contrary set forth herein, so long as no Event of Default has occurred and is then continuing the Security Deposit shall be released to Tenant if and when Tenant shall have achieved a credit rating on its senior unsecured debt of not less than BBB from Standard & Poor's Corporation (the "RELEASE RATING"), provided that if at any time after Tenant achieves a Release Rating, the Tenant's credit rating becomes less than the Release Rating, Tenant shall repost or redeposit with Landlord the Security Deposit in accordance with the provisions of Paragraph 37(a).

                  (c) If at any time an Event of Default shall have occurred and be continuing beyond the applicable grace period, if any, Landlord shall be entitled, at its sole discretion, to draw on the Letter of Credit or Certificate of Deposit or to withdraw the Cash Security Deposit or to foreclose on the Security Deposit Mortgage and to apply the proceeds in payment of (i) any Rent or other charges for the payment of which Tenant shall be in default, (ii) any expense incurred by Landlord in curing any default of Tenant, and/or (iii) any other sums due to Landlord in connection with any default or the curing thereof, including, without limitation, any damages incurred by Landlord by reason of such default. If any portion of the Security Deposit is used, retained or applied by Landlord for any purpose set forth above, Tenant shall, within ten
(10) days after demand therefor is made by landlord, provide to Landlord cash or a Letter of Credit which complies with the requirements of this Paragraph 37 and is in the original principal amount thereof.

                  (d) If the Security Deposit is held by Landlord at the expiration of the Term and so long as no Event of Default exists, the Letter of Credit, Certificate of Deposit or the Cash Security Deposit, as the case may be, shall be returned to Tenant within fifteen (15) days following the expiration of the Term.

                  (e) Landlord shall have the right to designate Lender or any other holder of a Mortgage as the beneficiary of the Letter of Credit Certificate of Deposit or Cash Security Deposit during the term of the applicable Loan and in such event Lender shall have all of the rights of Landlord under this Paragraph 37. Tenant covenants and agrees to execute such agreements, consents and acknowledgments as may be requested by Landlord from time to time to change the holder of the Security Deposit as hereinabove provided; provided, however, in no event shall such transfer relieve Landlord of its obligations to return the Security Deposit to Tenant.

            38.   EXCESS LAND.

            So long as no Event of Default then exists, Landlord agrees to cause that portion of the Rutherford Premises described in EXHIBIT A-2 hereto (the "EXCESS LAND") to be released from the terms of this Lease and conveyed to Tenant provided that the following conditions are satisfied: (A) the Rutherford Premises shall have been subdivided in compliance with all applicable subdivision laws, Legal Requirements and Easement Agreements so that the Excess Land and the remainder of the Rutherford Premises (the "Retained Premises") are separate tracts, (B) after such sale both the Excess Land and the Retained Premises shall comply with all applicable Laws, Legal Requirements and Easements Agreements, (C) the release of the excess Land does not materially impact the functional use, Legal use or viability of the Retained Premises, (D) Tenant shall have complied with all requirements of Lender set forth in the Mortgage with respect to the release of the Excess Land, and (E) all costs of Landlord, Lender and Tenant in connection with the conveyance of the Excess Land and in complying with the above conditions, including reasonable attorneys' fees, shall be borne solely by Tenant. Landlord, as record title holder to the Excess Land, shall cooperate with Tenant in obtaining a lawful subdivision of the Leased Premises with separate parcels consisting of the Excess Land and the Retained Premises, at no cost to Landlord. If Landlord conveys the Excess Land, then, except for Surviving Obligations this Lease shall terminate with respect to the Excess Land, but shall remain in full force and effect with respect to the Retained Premises, the Dallas Premises, and the Industrial Premises provided, however, that in no event will the release of the Excess Land from this Lease amend, reduce or modify any of the obligations and liabilities of Tenant hereunder, including the obligations to pay Basic Rent in the amount set forth in EXHIBIT "D" hereto. Landlord represents and warrants to Tenant that the Mortgage permits the release of the Excess Land without the payment of any amounts, other than Lender's cost and expenses in connection with such release.

            39.   MISCELLANEOUS.

                  (a) The paragraph headings in this Lease are used only for convenience in finding the subject matters and are not part of this Lease or to be used in determining the intent of the parties or otherwise interpreting this Lease.

                  (b) As used in this Lease, the singular shall include the plural and any gender shall include all genders as the context requires and the following words and phrases shall have the following meanings: (i) "including" shall mean "including without limitation"; (ii) "provisions" shall mean "provisions, terms, agreements, covenants and/or conditions"; (iii) "lien" shall mean "lien, charge, encumbrance, title retention agreement, pledge, security interest, mortgage and/or deed of trust"; (iv) "obligation" shall mean "obligation, duty, agreement, liability, covenant and/or condition"; (v) "any of the Leased Premises" shall mean "the Leased Premises or any part thereof or interest therein"; (vi) "any of the Land" shall mean "the Land or any part thereof or interest therein"; (vii) "any of the Improvements" shall mean "the Improvements or any part thereof or interest therein"; (viii) "any of the Equipment" shall mean "the Equipment or any part thereof or interest therein"; and (ix) "any of the Adjoining Property" shall mean "the Adjoining Property or any part thereof or interest therein".

                  (c) Any act which Landlord is permitted to perform under this Lease may be performed at any time and from time to time by Landlord or any person or entity designated by Landlord. Each appointment of Landlord as attorney-in-fact for Tenant hereunder is irrevocable and coupled with an interest. Time is of the essence with respect to the performance by Tenant of its obligations under this Lease.

                  (d) Landlord shall in no event be construed for any purpose to be a partner, joint venture or associate of Tenant or of any subtenant, operator, concessionaire or licensee of Tenant with respect to any of the Leased Premises or otherwise in the conduct of their respective businesses.

                  (e) This Lease and any documents which may be executed by Tenant on or about the effective date hereof at Landlord's request constitute the entire agreement between the parties and supersede all prior understandings and agreements, whether written or oral, between the parties hereto relating to the Leased Premises and the transactions provided for herein. Landlord and Tenant are business entities having substantial experience with the subject matter of this Lease and have each fully participated in the negotiation and drafting of this Lease. Accordingly, this Lease shall be construed without regard to the rule that ambiguities in a document are to be construed against the drafter.

                  (f) This Lease may be modified, amended, discharged or waived only by an agreement in writing signed by the party against whom enforcement of any such modification, amendment, discharge or waiver is sought.

                  (g) The covenants of this Lease shall run with the land and bind Tenant, its successors and assigns and all present and subsequent encumbrances and subtenants of any of the Leased Premises, and shall inure to the benefit of Landlord, its successors and assigns. If there is more than one Tenant, the obligations of each shall be joint and several.

         [THE REMAINDER OF THIS PAGE HAS BEEN LEFE BLANK INTENTIONALLY]

                  (h) Notwithstanding any provision in this Lease to the contrary, all Surviving Obligations of Tenant shall survive the expiration or termination of this Lease with respect to any Related Premises.

                  (i) If any one or more of the provisions contained in this Lease shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Lease, but this Lease shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

                  (j) All exhibits attached hereto are incorporated herein as if fully set forth.

                  (k) This Lease shall be governed by and construed and enforced in accordance with the Laws of the State.

            IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be duly executed under seal as of the day and year first above written.

                                    LANDLORD:

                                    DELAWARE FRAME (TX), LP,
                                    a Delaware limited partnership

                                    By:   FRAME (TX) QRS 14-25, INC.,
                                          General Partner



                                          By:
                                             ---------------------------------
                                               First Vice President



                                    TENANT:

                                    ATRIUM COMPANIES, INC.,
                                    a Delaware corporation



                                    By:
                                       ---------------------------------------
                                            President

                                                                       EXHIBIT A



                                    PREMISES



DALLAS PREMISES:

Being a tract of land in the James McLaughlin Survey, Abstract No. 845, and being all of City of Dallas Block 2-E/7940, Revised Brook Hollow Industrial District Number One, an addition to the City of Dallas, Dallas County, Texas, according to the Map thereof recorded in Volume 8, Page 235, of the Map Records of Dallas County, Texas, and also being all that certain tract of land conveyed to Fojtasek Industrial Properties, Ltd. by Warranty Deed recorded in Volume 95129, Page 364, Deed Records, Dallas County, Texas, and being more particularly described as follows:

BEGINNING at a 5/8" iron rod set for corner at the intersection of the southwest right-of-way line of Ambassador Row (70' R.O.W.) with the northwest right-of-way line of Profit Drive (60' R.O.W;

THENCE S 38(Degree)09'00" W, along said northwest line of Profit Drive, a distance of 871.20 feet to a 5/8" iron rod set for corner in the northeast right-of-way line of the M.&K. T Railroad (40' R.O.W.);

THENCE N 51(Degree)51'00" W, along said northeast right-of-way line, a distance of 900.00 feet to a 5/8" iron rod set for corner at the beginning of a curve to the right having a central angle of 90(Degree)00'00", a radius of 300.00 feet and a tangent of 300.00 feet;

THENCE along said curve to the right and with said railroad right-of-way line, an arc distance of 472.24 feet to a 5/8" iron rod set for corner in the southeast line of said railroad;

THENCE N 38(Degree)09'00" E, along the southeast right-of-way line of said railroad, a distance of 571.20 feet to a 5/8" iron rod set for corner in the southwest line of the abovementioned Ambassador Row;

THENCE S 51(Degree)51'00" E, along said southwest line, a distance of 1200.00 feet to the POINT OF BEGINNING AND CONTAINING 1,026,126 square feet or 23.5566 acres of land, more or less.



INDUSTRIAL PREMISES:

All that certain lot, tract or parcel of land lying and being situated in the City of Greenville, Hunt County, Texas, a part of the A. Roby Survey, Abstract No. 901, and being Lots 1 and 2 in Block 1 of the Replat of Lot 1 in Block 1, Wing Industries Addition, according to the Replat thereof in Volume 400, Pages 1528 and 1529, Plat Records, Hunt County, Texas and containing 21.415 acres of land, according to said Plat.

RUTHERFORD PREMISES:

BEING two tracts of parcels of land situated partially within the City of Greenville, Hunt County, Texas, being parts of the Jacob Dunn Survey, Abstract No. 249, being the same two tracts as follows: (1) all of the 20.000 acres conveyed by the Greenville Industrial Development Foundation, Inc. to Liquid Paper Corporation by Deed recorded in the Deed Records of Hunt County in Volume 804, Page 239; (2) all of the 74.0936 acres conveyed by Myers General Corporation to Liquid Paper Corporation by Deed recorded in said Deed Records in Volume 804, Page 235, said two tracts being more particularly described as follows:

TRACT 1:

BEGINNING at a nail set at the Southeast corner of said 20.000 acre tract, said corner being North 01 degrees 34 minutes 25 seconds East, 346.81 feet from the Northwest corner of the F. M. Hase Survey, Abstract No. 446;

THENCE North 88 degrees 05 minutes 15 seconds West, along the South line of said
20.000 acre tract, 1436.13 feet to a nail set at the Southwest corner of said
20.000 acre tract, for a corner, said corner being marked further by a steel rod offset North 01 degrees 34 minutes 22 seconds East, 35.00 feet in the North line of Walter Grady Road;

THENCE North 01 degrees 34 minutes 22 seconds East, 607.00 feet to a steel rod set at the Northwest corner of said 20.000 acre tract, for a corner;

THENCE South 88 degrees 05 minutes, 15 seconds East, 1435.00 feet to the Southeast corner of said 20.000 acre tract, for a corner, said corner being marked by a steel rod offset North 88 degrees 05 minutes 15 seconds West, 10.00 feet in the West line of Ed Rutherford Drive;

THENCE South 01 degrees 27 minutes 58 seconds West, along said West line of Ed Rutherford Drive and the East line of said 20.000 acre tract, 607.00 feet to return to the Place of Beginning and containing 20.004 acres of land, of which
1.285 acres lie in the right-of-way easements described in the instrument recorded in said Deed Records in Volume 828, Page 699.

TRACT 2:

BEGINNING at a P. K. nail set at the Northeast corner of said 20.000 acre tract, said corner being the Southernmost Southeast corner of said 74.0936 acre tract, said corner being in Ed Rutherford Drive and being marked by a 5/8 inch iron rod offset North 88 degrees 05 minutes 15 seconds West, 10.00 feet in the West line of said Ed Rutherford Drive;

THENCE North 88 degrees 05 minutes 15 seconds West, along the South line of said
74.0936 acre tract and the North line of said 20.000 acre tract, 1435.00 feet to a 1/2 inch iron rod found at the Northwest corner of said 20.000 acre tract, said corner also being the Southernmost interior corner of said 74.0936 acre tract;

THENCE South 01 degrees 34 minutes 22 seconds West, 607.00 feet to a P. K. nail set at the Southwest corner of said 20.000 acre tract and the Southernmost Southeast corner of said 74.0936 acre tract, said corner being in Walter Grady Road and being marked further by a 1/2 inch iron rod found offset North 01 degrees 34 minutes 22 seconds East, 35.00 feet in the North line of said Walter Grady Road;

THENCE North 38 degrees 05 minutes 16 seconds West, 327.23 feet to a 1/2 inch iron rod found at the Southwest corner of said 74.0936 acre tract;

THENCE North 01 degrees 17 minutes 55 seconds East, along the West line of said
74.0936 acre tract, 2381.14 feet to a 1/2 inch iron rod found for the Northwest corner of said 74.0936 acre tract, said corner being in a fence line;

THENCE South 38 degrees 39 minutes 51 seconds East, along said fence line, 1005.63 feet to a 1/2 inch iron rod found for corner at the Northernmost Northeast corner of said 74.0936 acre tract;

THENCE South 02 degrees 08 minutes 15 seconds West, 49.53 feet to a 1/2 inch iron rod found at the Northernmost interior corner of said 74.0936 acre tract;

THENCE South 88 degrees 29 minutes 34 seconds East, 745.15 feet to a 5/8 inch iron rod found at the Northernmost Northeast corner of said 74.0936 acre tract;

THENCE South 00 degrees 46 minutes 01 seconds West, 951.16 feet to a cut "X" set at the Northernmost Southeast corner of said 74.0936 acre tract, said corner being marked by a 1/2 inch iron rod found in concrete offset North 88 degrees 48 minutes 42 seconds West, 18.04 feet, said corner also being the Northeast corner of a 1.550 acre tract described in the Quit Claim Deed to American Telephone and Telegraph Company, recorded in said Deed Records in Volume 742, Page 546;

THENCE North 88 degrees 48 minutes 42 seconds West, 258.51 feet to a 1/2 inch iron rod found in concrete at the Northwest corner of said 1.550 acre tract, said corner also being an interior corner of said 74.0936 acre tract;

THENCE South 01 degrees 10 minutes 46 seconds West, 250.43 feet to a 1/2 inch iron rod found in concrete at the Southwest corner of said 1.550 acre tract, said corner being an interior corner of said 74.0936 acre tract;

THENCE South 88 degrees 49 minutes 20 seconds East, 270.67 feet to a P. K. nail set at the Southeast corner of said 1.550 acre tract, said corner also being the Southernmost Northeast corner of said 74.0936 acre tract and being marked by a 1/2 inch iron rod found in concrete offset North 88 degrees 18 minutes 49 seconds West, 20.39 feet;

THENCE South 00 degrees 41 minutes 05 seconds West, along the East line of said
74.0936 acre tract, 370.35 feet to a P. K. nail set for corner, said corner being marked by a 5/8 inch iron rod offset Westerly 10.000 feet in said West line of Ed Rutherford Drive;

THENCE South 01 degrees 27 minutes 58 seconds West, 168.30 feet to the Point of Beginning and containing 3,228,788 square feet or 74.12 acres of land, of which
0.342 acres lie in the right-of-way easement described in instrument recorded in Volume 828, Page 699, Hunt County Deed Records.

                                                                       EXHIBIT B



                             MACHINERY AND EQUIPMENT

All fixtures, machinery, apparatus, equipment, fittings and appliances of every kind and nature whatsoever now or hereafter affixed or attached to or installed in any of the Leased Premises (except as hereafter provided), including all electrical, anti-pollution, heating, lighting (including hanging fluorescent lighting), incinerating, power, air cooling, air conditioning, humidification, sprinkling, plumbing, lifting, cleaning, fire prevention, fire extinguishing and ventilating systems, devices and machinery and all engines, pipes, pumps, tanks (including exchange tanks and fuel storage tanks), motors, conduits, ducts, steam circulation coils, blowers, steam lines, compressors, oil burners, boilers, doors, windows, loading platforms, lavatory facilities, stairwells, fencing (including cyclone fencing), passenger and freight elevators, overhead cranes and garage units, together with all additions thereto, substitutions therefor and replacements thereof required or permitted by this Lease, but excluding all personal property and all trade fixtures, machinery, office, manufacturing and warehouse equipment which are not necessary to the operation, as buildings, of the buildings which constitute part of the Leased Premises.

                                                                       EXHIBIT B

                             PERMITTED ENCUMBRANCES



DALLAS PREMISES:

1. Any titles or rights asserted by anyone, including, but not limited to, persons, the public, corporations, governments or other entities, (a) to tidelands, or lands comprising the shores or beds of navigable or perennial rivers and streams, lakes, bays, gulfs or oceans; or (b) to lands beyond the line of the harbor or bulkhead lines as established or changed by any government; or (c) to filled-in lands, or artificial islands; or (d) to statutory water rights, including riparian rights; or (e) to the area extending from the line of mean low tide to the line of vegetation, or the rights of access to that area or easement along and across that area.

2. Standby fees, taxes and assessments by any taxing authority for the year 2000, and subsequent years, and subsequent taxes and assessments by any taxing authority for prior years due to change in land usage or ownership.

3. Building lines and easements as shown on Plat recorded in Volume/Cabinet 28, Page 235 of the Map or Plat records of Dallas County, Texas, as shown on the survey prepared by John Piburn of Brockette Davis Drake Inc., File No. C99233, dated July 15, 1999 and revised November 15, 1999.

4. Easement for electric transmission and/or distribution lines granted to Dallas Power and Light Company by Associated Wholesale Grocers of Dallas, Inc. by instrument dated May 17, 1955, filed May 24, 1955, recorded in Volume 4268, Page 72 of the Deed Records of Dallas County, Texas, as shown on the survey prepared by John Piburn of Brockette Davis Drake Inc., File No. C99233, dated July 15, 1999 and revised November 15, 1999.

5. Easements for the installation, operation and maintenance of underground/overhead electrical distribution systems granted to Dallas Power & Light Company and Southwestern Bell Telephone Company by Affiliated Food Stores, Inc., by instrument dated September 4, 1968, filed September 17, 1968, recorded in Volume 68183, Page 1008 of the Deed Records of Dallas County, Texas, as shown on the survey prepared by John Piburn of Brockette Davis Drake Inc., File No. C99233, dated July 15, 1999 and revised November 15, 1999.

6. Easements for the installation, operation and maintenance of underground/overhead electrical distribution systems granted to Dallas Power & Light Company and Southwestern Bell Telephone Company by Affiliated Food Stores, Inc., by instrument dated July 12, 1972, filed July 25, 1972, recorded in Volume 72145, Page 989 of the Deed Records of Dallas County, Texas, as shown on the survey prepared by John Piburn of Brockette Davis Drake Inc., File No. C99233, dated July 15, 1999 and revised November 15, 1999.

7. Easements for the installation, operation and maintenance of underground/overhead electrical distribution systems granted to Dallas Power & Light Company and Southwestern Bell Telephone Company by Affiliated Food Stores, Inc., by instrument dated December 18, 1975, filed January 30, 1976, recorded in Volume 76021, Page 749 of the Deed Records of Dallas County, Texas, as shown on the survey prepared by John Piburn of Brockette Davis Drake Inc., File No. C99233, dated July 15, 1999 and revised November 15, 1999.

                                                                       EXHIBIT B

8. Terms, conditions and stipulations of that certain Voluntary Cleanup Program Final Certificate of Completion Agreement by and between Texas Natural Conservation Commission and Atrium Door and Window Company, dated September 4, 1998, filed April 14, 1999, recorded in Volume 99072, Page 5338 of the Deed Records of Dallas County, Texas.

9. The following variations disclosed on the Survey prepared by Brockette Davis Drake, Inc., dated July 15, 1999 and revised November 15, 1999, File No. C99233:

     (A)    One-story metal warehouse encroaches onto the fifteen foot D.P. &
            L. Co. and S.W.B.T. Co. easement, Volume 76021, Page 749.

     (B)    One-story metal warehouse encroaches onto the fifteen foot D.P. &
            L. Co. and S.W.B.T. Co. easement, Volume 72145, page 989.

     (C)    One-story metal warehouse encroaches onto the fifteen foot D.P. &
            L. Co. and S.W.B.T. Co. easement, Volume 68183, page 1008.

     (D) Variations between the westerly and southwesterly record lines of title and a six foot chain link fence.

     (E) Light standards located west and southwest of westerly and southwesterly record line of title.

10.   Rights of parties in possession.

11.   Shortages in area.





INDUSTRIAL PREMISES:

1. Any titles or rights asserted by anyone, including, but not limited to, persons, the public, corporations, governments or other entities, (a) to tidelands, or lands comprising the shores or beds of navigable or perennial rivers and streams, lakes, bays, gulfs or oceans, or (b) to lands beyond the line of the harbor or bulkhead lines as established or changed by any government, or (c) to filled-in lands, or artificial islands, or (d) to statutory water rights, including riparian rights, or (e) to the area extending from the line of mean low tide to the line of vegetation, or the right of access to that area or easement along and across the area.

2. Standby fees, taxes and assessments by any taxing authority for the year 2000, and subsequent years, and subsequent taxes and assessments by any taxing authority for prior years due to change in land usage or ownership.

3. Easement to the City of Greenville dated August 7, 1997, recorded in Volume 464, Page 772, Hunt County Real Property Records, as shown on the survey prepared by Wisdom Engineering, Inc., dated November 17, 1999, O.B. No. 990689.

4. Waiver of damages or claims for location of obstruction on utility easements dated October 27, 1993, recorded in Volume 293, Page 427, Hunt County Real Property Records.

                                                                       EXHIBIT B


5. Thirty foot utility easement located in the Northwest corner of the tract; twenty-six foot St. Louis Southwestern railroad easement along the entire West boundary line of the tract; ten foot utility easement across the entire South and East property lines and a twenty foot utility easement across the Easternmost boundary line abutting US Highway 69, all as reflected on the Replat of Wing Industries which Plat is to be filed in the Plat Records of Hunt County, Texas, as shown on the survey prepared by Wisdom Engineering, Inc., dated November 17, 1999, O.B. No. 990689.

6. Easements for the installation, operation and maintenance of underground/overhead electrical distribution systems granted to Texas Power & Light Company by J.P. Germany and wife, Mrs. Eloise Germany, and Ava English and her husband, Jno. L. English, by instrument dated August 26, 1916, filed None Shown, recorded in Volume 225, Page 253 of the Deed Records of Hunt County, Texas, as shown on the survey prepared by Wisdom Engineering, Inc., dated November 17, 1999, O.B. No. 990689.

7. Right of Way Easement to Lone Star Gas Company, filed May 26, 1964, recorded in Volume 626, Page 442, Hunt County Deed Records, as shown on survey prepared by Wisdom Engineering dated October 22, 1996, as shown on the survey prepared by Wisdom Engineering, Inc., dated November 17, 1999, O.B. No. 990689.

8. Right of Way Easement to Concord Water Supply Corp., filed June 11, 1965, recorded in Volume 634, Page 74, Hunt County Deed Records, as shown on survey prepared by Wisdom Engineering dated October 22, 1996, as shown on the survey prepared by Wisdom Engineering, Inc., dated November 17, 1999, O.B. No. 990689.

9. The following items disclosed on the survey prepared by Wisdom Engineering, Inc., dated November 17, 1999, O.B. No. 990689:

     (A) Railroad spur track located on undetermined east of the 20 foot railroad easement, recorded in Volume 721, Page 428.

     (B) Railroad track encroaches over property line beginning at the southwest corner through the northern portion of subject property

     (C) Railroad track encroaches into thirty foot drain and utility easement located in northwest corner of subject property.

10.  Rights of parties in possession.

11.  Shortages in area.

                                                                       EXHIBIT B


RUTHERFORD PREMISES:

1. Any titles or rights asserted by anyone, including, but not limited to, persons, the public, corporations, governments or other entities, (a) to tidelands, or lands comprising the shores or beds of navigable or perennial rivers and streams, lakes, bays, gulfs or oceans, or (b) to lands beyond the line of the harbor or bulkhead lines as established or changed by any government, or (c) to filled-in lands, or artificial islands, or (d) to statutory water rights, including riparian rights, or (e) to the area extending from the line of mean low tide to the line of vegetation, or the right of access to that area or easement along and across the area.

2. Standby fees, taxes and assessments by any taxing authority for the year 2000, and subsequent years, and subsequent taxes and assessments by any taxing authority for prior years due to change in land usage or ownership.

3. Easement executed by L.L. Bowman and F.N. Sockwell to Lone Star Gas Company, dated June 25, 1926, recorded in Volume 308, Page 284, Hunt County Deed Records, as effected by Partial Release of Easement dated January 23, 1978, recorded in Volume 808, Page 595, Hunt County Deed Records, as shown on the survey prepared by Wisdom Engineering, Inc., dated November 18, 1999, Job No. 990688.

4. Easement and Right of Way executed by Liquid Paper Corporation and L.P. Manufacturing Corporation, to County of Hunt, State of Texas, dated March 29, 1979, recorded in Volume 828, Page 553), Hunt County Deed Records, as shown on the survey prepared by Wisdom Engineering, Inc., dated November 18, 1999, Job No. 990688.

5. Roadway easement dated August 21, 1996 executed by DowBrands, Inc. to Enserch Corporation, of record in Volume 418, Page 85, Hunt County Real Property Records, as shown on the survey prepared by Wisdom Engineering, Inc., dated November 18, 1999, Job No. 990688.

6.   Easement granted by Dow Consumer Products, Inc. to
Missouri-Kansas-Texas Railroad Company, as evidenced by the instrument dated February 15, 1987, recorded in Volume 94, Page 311 of the Hunt County Real Property Records, as shown on the survey prepared by Wisdom Engineering, Inc., dated November 18, 1999, Job No. 990688.

7.   Easement granted by Dow Consumer Products, Inc. to
Missouri-Kansas-Texas Railroad Company, as evidenced by the instrument dated February 15, 1987, recorded in Volume 94, Page 315 of the Hunt County Real Property Records, as shown on the survey prepared by Wisdom Engineering, Inc., dated November 18, 1999, Job No. 990688.

8. Easement granted by DowBrands, Inc. to Greenville Electric Utility System, as evidenced by the instrument dated March 12, 1990, recorded in Volume 167, Page 224 of the Hunt County Real Property Records, as shown on the survey prepared by Wisdom Engineering, Inc., dated November 18, 1999, Job No. 990688.

9. Industrial Solid Waste Disposal Notice filed for record in Volume 248, Page 749, Hunt County Real Property Records.

10. The following items found on the survey prepared by Wisdom Engineering, Inc., dated November 18, 1999, Job No. 990688, disclosing the following variations:

                                                                       EXHIBIT B


      (A) Spur track in southeasterly portion of Premises is located west of the westerly line of railroad easement recorded in Volume 94, Page 313.

      (B) There are variations between the southerly, easterly, and northerly record lines of title and the Survey. To wit: that portion of the Premises lying north of the record line of title and south of the fence located approximately 89.58 feet north of the record line of title.

      (C) Power poles and lines located along the easterly portion of the Premises.

      (D) Power poles and lines located along the westerly portion of the Premises.

11.   Rights of parties in possession.

12.   Shortages in area.

                                                                       EXHIBIT D



                               BASIC RENT PAYMENTS

            1. BASIC RENT. Subject to the adjustments provided for in Paragraphs 2, 3 and 4 below, Basic Rent payable in respect of the Term shall be $2,075,000 per annum, payable monthly in advance on each Basic Rent Payment Date, in equal installments of $172,916.67 each.

            2. CPI ADJUSTMENTS TO BASIC RENT. The Basic Rent shall be subject to adjustment, in the manner hereinafter set forth, for increases in the index known as United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index, All Urban Consumers, United States City Average, All Items, (1982-84=100) ("CPI") or the successor index that most closely approximates the CPI. If the CPI shall be discontinued with no successor or comparable successor index, Landlord and Tenant shall attempt to agree upon a substitute index or formula, but if they are unable to so agree, then the matter shall be determined by arbitration in accordance with the rules of the American Arbitration Association then prevailing in New York City. Any decision or award resulting from such arbitration shall be final and binding upon Landlord and Tenant and judgment thereon may be entered in any court of competent jurisdiction. In no event will the Basic Rent as adjusted by the CPI adjustment be less than the Basic Rent in effect for the five (5) year period immediately preceding the first adjustment or the two (2) year period immediately preceding each adjustment after the first adjustment.

            3. EFFECTIVE DATES OF CPI ADJUSTMENTS. Basic Rent shall not be adjusted to reflect changes in the CPI until the fifth (5th) anniversary (the "FIRST ADJUSTMENT DATE") of the Basic Rent Payment Date on which the first full monthly installment of Basic Rent shall be due and payable (the "FIRST FULL BASIC RENT PAYMENT DATE"). As of the fifth (5th) anniversary of the First Full Basic Rent Payment Date and thereafter on the seventh (7th), ninth (9th), eleventh (11th), thirteenth (13th), fifteenth (15th), seventeenth (17th), nineteenth (19th) and, if the initial Term is extended, on the twenty-first
(21st), twenty-third (23rd), twenty-fifth (25th), twenty-seventh (27th) and twenty-ninth (29th) anniversaries of the First Full Basic Rent Payment Date, Basic Rent shall be adjusted to reflect increases in the CPI during the most recent five (5) year period immediately preceding the First Adjustment Date and during the most recent two (2) year period immediately preceding each of the foregoing dates after the First Adjustment Date (the First Adjustment Date and each other such date being hereinafter referred to as the "BASIC RENT ADJUSTMENT DATE").

            4.    METHOD OF ADJUSTMENT FOR CPI ADJUSTMENT.

                  (a) As of each Basic Rent Adjustment Date when the average CPI determined in clause (i) below exceeds the Beginning CPI (as defined in this Paragraph 4(a)), the Basic Rent in effect immediately prior to the applicable Basic Rent Adjustment Date shall be multiplied by a fraction, the numerator of which shall be the difference between (i) the average CPI for the three (3) most recent calendar months (the "PRIOR Months") ending prior to such Basic Rent Adjustment Date for which the CPI has been published on or before the forty-fifth (45th) day preceding such Basic Rent Adjustment Date and (ii) the Beginning CPI, and the denominator of which shall be the Beginning CPI. An amount equal to the lesser of (x) the product of such multiplication or (A) 12.5% of the Basic Rent in effect immediately prior to the First Adjustment Date shall be added to the Basic Rent in effect immediately prior to the First Adjustment Date and (B) 5% of the Basic Rent in effect immediately prior to each Basic Rent Adjustment Date subsequent to the First Adjustment Date shall be added to the Basic Rent in effect immediately prior to such Basic Rent Adjustment Date; provided, however, that with respect to the first increase in Basic Rent the increase in the CPI is less than 12.5% or if with respect to any subsequent increase in Basic Rent the increase in the CPI is less than 5%, the difference between

(x) 12.5% with respect to the first Basic Rent increase and 5% with respect to any subsequent Basic Rent increase and (y) the actual percentage increase in the CPI shall be carried forward for purposes of calculating subsequent Basic Rent increases. As used herein, "BEGINNING CPI" shall mean the average CPI for the three (3) calendar months corresponding to the Prior Months, but occurring five
(5) years earlier with respect to the first adjustment and two (2) years earlier with respect to each subsequent adjustment. If the average CPI determined in clause (i) is the same or less than the Beginning CPI, the Basic Rent will remain the same for the ensuing two (2) year period.

                  (b) Effective as of a given Basic Rent Adjustment Date, Basic Rent payable under this Lease until the next succeeding Basic Rent Adjustment Date shall be the Basic Rent in effect after the adjustment provided for as of such Basic Rent Adjustment Date.

                  (c) Notice of the new annual Basic Rent shall be delivered to Tenant on or before the tenth (10th) day preceding each Basic Rent Adjustment Date, but any failure to do so by Landlord shall not be or be deemed to be a waiver by Landlord of Landlord's rights to collect such sums. Tenant shall pay to Landlord, within ten (10) days after a notice of the new annual Basic Rent is delivered to Tenant, all amounts due from Tenant, but unpaid, because the stated amount as set forth above was not delivered to Tenant at least ten (10) days preceding the Basic Rent Adjustment Date in question.

                                                                       EXHIBIT E


                                ACQUISITION COST


      Dallas Premises                                      $ 12,685,340.00

      Industrial Premises                                  $  3,095,666.00

      Rutherford Premises                                  $  5,093,340.00
                                                            --------------

      TOTAL                                                $ 20,874,346.00

                                                                       EXHIBIT F



                       PERCENTAGE ALLOCATION OF BASIC RENT


      Dallas Premises                                             59.78%

      Industrial Premises                                         15.28%

      Rutherford Premises                                         24.94%
                                                                  ------

      TOTAL                                                       100%



























If any of the Related Premises ceases to be subject to this Lease, the percentage shown on this Exhibit F for each of the Related Premises which remains subject to this Lease shall be adjusted proportionately so that the total of such percentages shall be 100%.

                                                                       EXHIBIT G



                                   GUARANTORS



1.    Atrium Door and Window Company - West Coast

2.    Atrium Door and Window Company of the Northeast

3.    Atrium Door and Window Company of New York

4.    Atrium Door and Window Company of Arizona

5.    Atrium Door and Window Company of New England, Inc.

6.    Door Holdings, Inc.

7.    R.G. Darby Company, Inc.

8.    Total Trim, Inc.

9.    Wing Industries Holdings, Inc.

10.   Wing Industries, Inc.

11.   H.I.G. Vinyl, Inc.

12.   Heat, Inc.

13.   Thermal Industries, Inc.

14.   Best Built, Inc.

15.   Champagne Industries, Inc.

16.   Total Trim, Inc. - South

17.   R.G. Darby Company-South

                                                                    EXHIBIT H


                 TENANT'S POST-CLOSING ENVIRONMENTAL OBLIGATIONS



            Tenant shall conduct the following actions within the time period specified and shall reimburse Landlord for all of Landlord's reasonable costs, including reasonable attorney's fees, incurred by Landlord in reviewing Tenant's progress in completing the activities listed below. Within ten (10) days of the date on which Tenant is to complete an activity listed below, Tenant shall provide the Landlord with written notification, informing Landlord whether the activity has been completed. Tenant's failure to timely comply with any of the obligations hereunder shall constitute an Event of Default.

            A. INACTIVE UNDERGROUND STORAGE TANKS - 6202 INDUSTRIAL DRIVE, GREENVILLE, TEXAS PROPERTY

                 1. Within 180 days of the date of this Lease, Tenant shall have either removed the two inactive underground storage formerly used for gluing operations or shall have permanently abandoned the tanks in place in accordance with all applicable requirements, including the permanent removal-from-service requirements of 30 Texas Administrative Code, Chapter 334,
                 Section 334.55.

                 2. In the event that Tenant discovers that a release from either or both tanks has occurred, Tenant shall promptly implement such corrective action as is necessary and required by all applicable Legal Requirements.

            B. WASTE OIL ABOVEGROUND STORAGE TANK (AST) - 9001 AMBASSADOR ROW, IRVING, TEXAS PROPERTY

                 1. Within 90 days of the date of this Lease, Tenant shall either prepare and maintain a spill prevention and control plan to address potential spills or releases from the waste oil AST in the Ruan Building or shall have caused secondary containment to be provided around the waste oil AST.

            C.   REPORTING

                 Written notification by Tenant to Landlord required herein shall be addressed to:

                 Jessica B. Simon
                 Asset Management Associate
                 W.P. Carey & Co., Inc.
                 Environmental Asset Management Department
                 50 Rockefeller Plaza
                 New York, NY  10020
                 Telephone:  212-492-8962
                 Fax:        212-977-3022

                 Louis A. Naugle, Esq.
                 Reed Smith Shaw & McClay LLP
                 435 Sixth Avenue
                 Pittsburgh, PA  15219-1886
                 Telephone:  412-288-3131
                 Fax:        412-288-3063

                                                                       EXHIBIT I

                         POST-CLOSING REPAIR OBLIGATIONS



ISSUE


9001 AMBASSADOR ROW, DALLAS, TX - DALLAS PREMISES      COMPLETION DATE

1.   STORM WATER DRAINAGE: Restore positive            End of 2nd Lease Year
drainage at the loading dock area on the north side of the Improvements.

2.   CONCRETE: (a) Repair crack in concrete wall       June 1, 2000
at the southeast side of the site.

     (b)  Repair sidewalks and the cracks in the       End of lst Lease Year
retaining wall.

     (c) Replace damaged concrete at the north         End of 2nd Lease Year
loading docks and an asphalt overlay in damaged areas.

     (d) Replace damaged subgrade and asphalt          End of 1st Lease Year
in the employee parking lot, and cut and replace severely damaged concrete.

3.   PAVING AREA: Repair paving and restripe parking.  End of 2nd Lease Year

4.   SUBSTRUCTURES/FOUNDATION:  Cut out and replace    End of 1st Lease Year
nearly 1000 SF of damaged concrete floor slab at the warehouse areas.

5.   ASBESTOS:  Undertake an asbestos survey in        End of 1st Lease Year
accordance with current guidelines on the steel columns and beams in the north side of the building.

6.   EXTERIOR WALLS: (a) Recaulk vertical expansion    As needed
joints.

     (b) Paint exterior walls, repair cracks,          End of 2nd Lease Year
recaulk vertical joints, and repair loose grout in the exterior walls of the Ruan truck building within the next 2 years.

7.   HVAC:

     (a)  Replace the large Carrier compressor and     End of 1st Lease Year
chiller unit at the Vinyl office

     (b)  Replace package units in the Vinyl office.   As needed

8.   ADA REQUIREMENTS:  (a)  Properly stripe and       End of 1st Lease Year
mark "van accessible" disabled parking space by H-R
Windows.

     (b)  Install proper signage in the visitor lot.   End of 1st Lease Year

     (c)  Provide a ramp from the parking area to      End of 1st Lease Year
the Atrium Vinyl space.

     (d) Provide at least one accessible restroom      End of 1st Lease Year
at both the Atrium Vinyl products and H-R
Windows Space.


6202 INDUSTRIAL DRIVE, GREENVILLE, TX - INDUSTRIAL PREMISES

1.   PAVING:  Cut out and replace deteriorated         End of 1st Lease Year
areas of concrete at drive entry lanes, and route and seal cracks throughout original loading and storage area around the north and east sides of the building.

2.   MECHANICAL SYSTEMS:

     (a) Replace five inoperable unit heaters.         May 1, 2000

     (b) Replace nine smaller heating units.           As needed

3.   ADA REQUIREMENTS:  (a) Replace incorrect          May 1, 2000
parking signage.
                                                       May 1, 2000
     (b) Renovate restrooms to meet accessibility guidelines.


1001 ED RUTHERFORD DRIVE, GREENVILLE, TX - RUTHERFORD PREMISES

1.   CONCRETE:  Repair upheavals at control joints     May 1, 2000
in sidewalk from western side of parking lot to lunch room side entry.

2.   EXTERIOR WALLS:

     (a)  Reseal panel joints.                         May 1, 2000

     (b)  Paint upper portion of these panels and      End of 1st Lease Year
reseal lower portion.

3.   ROOF: (a) Re-flash all parapet walls at           End of 1st Lease Year
warehouse.


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


     (b)  Replace EPDM membrane.                       As needed

4.   ADA REQUIREMENTS: (a) Redesign restrooms to       May 1, 2000
meet accessibility guidelines.

     (b)  Fix slope of handicap ramp.                  May 1, 2000





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